Exhibit 4.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [*****].

Execution version

Agreement
for the sale and purchase of all of the quotas of

Northstar Switzerland SARL

dated

26 June 2024

by

Haleon UK Enterprises Limited

Seller

and

DR. Reddy's Laboratories SA

Purchaser

Table of contents

1.	Interpretation	1

2.	Sale and purchase	25

3.	Consideration	25

4.	Conditions	25

5.	Reorganisation	30

6.	Pre-Completion obligations	34

7.	Completion	42

8.	Post-Completion obligations	43

9.	Restrictive covenants	45

10.	Apportionment and responsibility for liabilities	46

11.	Wrong Pockets	48

12.	Warranties	49

13.	Limitation of liability	50

14.	Intellectual Property	50

15.	Purchaser Licence-Back	56

16.	Products; Stability and Marketing Authorisations	56

17.	Transfer of Held-Back Assets	57

18.	Transfer of OOS Marks	58

19.	Insurance	59

20.	Termination	59

21.	Announcements and Confidentiality	61

22.	General Provisions	65

23.	Governing law and submission to jurisdiction	72

Schedule 1

Company and Subsidiaries

Part 1: Details of the Company (as at the date of this Agreement and immediately prior to Completion unless indicated otherwise)

Part 2: Details of the Subsidiaries (as at the date immediately prior to Completion)

Schedule 2

Pre-Completion Obligations

Schedule 3

Completion

Part 1: Seller's Obligations at Completion

Part 2: Purchaser's Obligations at Completion

Part 3: Purchaser's Obligations immediately post-Completion

i

Schedule 4

Warranties

Schedule 5

Limitations on Liability

Schedule 6

The Business Assets and Excluded Assets

Part 1: Business Assets

Part 2: Excluded Assets

Schedule 7

Employees and Pensions

Part 1: Operative Provisions

Part 2: List of Business Employees

Part 3: HR Governance

Schedule 8

Relevant Brands, Products and Relevant Territories

Part 1: Habitrol

Part 2: Nicabate

Part 3: Nicotinell

Part 4: Thrive

Part 5: Nicabate Excluded Packaging

Schedule 9

Separation Plan

Schedule 10

Press Announcements

Part 1: Seller's announcement

Part 2: Purchaser's announcement

Schedule 11

Marketing Authorisations

Part 1: Marketing Authorisations Transfer Process

Part 2: Marketing Authorisations

Part 3: Marketing Authorisation Applications

Schedule 12

Assigned Trade Marks, Assigned Designs and Assigned Patents

Part 1: Assigned Trade Marks

Part 2: Assigned Patents

Part 3: Assigned Designs

Part 4: OOS Marks

Schedule 13

Transferred Domain Names and Social Media Accounts

Schedule 14

Business Contracts

Part 1: Dedicated CMO Contracts

Part 2: Tenders

Part 3: Shared CMO Contracts

Part 4: Other contracts

ii

Schedule 15

Purchaser's Warranties

Schedule 16

GSK Transitional Marks Sublicence

Schedule 17

Reorganisation Steps Plan

Schedule 18

Purchaser Tax Indemnity

Schedule 19

Earn-Out

Appendix A

Business Plan

Appendix B

Worked Examples

Appendix C

A&P Spending Plan

Appendix D

Current Wave Plan

Appendix E

Earnout Model

Schedule 20

Haleon Corporate Marks Licence

Schedule 21

Pipeline Products

iii

Agreed form documents

1.	TDSA

2.	MSA

3.	Haleon Corporate Marks Licence

4.	GSK Transitional Marks Sublicence

iv

Agreement for the sale and purchase of all of the quotas of Northstar Switzerland SARL

This Agreement is dated 26 June 2024

Between

HALEON UK ENTERPRISES LIMITED, a company incorporated under the laws of England and Wales with registered number 11986381, having its registered office at Building 5, First Floor, The Heights, Weybridge, Surrey, England, KT13 0NY (the "Seller"); and

DR. REDDY'S LABORATORIES SA, a company incorporated under the laws of Switzerland with registered number CHE-113.571.287, having its registered office at Elisabethenanlage 11, Basel, Switzerland – 4051 (the "Purchaser").

Recitals

A.

The Seller and members of the Seller's Group are, among other things, engaged in, or hold assets or liabilities relating to the Business. It is intended that the Business be transferred by the Seller's Group to the Target Group prior to or at Completion pursuant to the terms of this Agreement and the Reorganisation Agreements and in accordance with the Reorganisation Steps Plan.

B.

Immediately prior to Completion, the Seller will be the sole legal and beneficial shareholder of the Company and the Target Group will be engaged in (and will own, save for the Held-Back Assets) the Business pursuant to the terms of this Agreement.

C.	The Seller shall sell and the Purchaser shall purchase the Shares, in each case, on and subject to the terms set out in this Agreement.

It is agreed as follows:

1.	Interpretation

1.1	Defined terms

In this Agreement, the following words and expressions shall have the following meanings:

"A&P" means advertising and promotional activities in respect of the Business.

"Accounts" means the audited accounts of Haleon plc for the accounting period ended on the Accounts Date.

"Accounts Date" means 31 December 2023.

"Accruals" means all outgoings, contractual or otherwise paid or payable by the Purchaser's Group in respect of A&P (including the relevant parts of any multi-brand spend) after the Completion Time to the extent that any of the foregoing relate to the period prior to the Completion Time (but excluding, for the avoidance of doubt, Liabilities in respect of Tax).

"Action" means any legal, administrative or other proceeding, claim, action, suit, arbitration or litigation by or before any Governmental Entity.

"Additional Information" has the meaning given to it in paragraph 7.4 of Schedule 4.

"[***]" means the "Licensed IP Contract Rights" as defined in the [***] Agreement, solely to the extent that such rights are used in connection with the Manufacture of the [***] in the same manner as such activities are or were being carried out by the Seller's Group as at, or during the twelve (12) month period immediately prior to, the date of this Agreement.

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"[***] Agreement" means the sub-licence agreement entered into on or around [***] between [***] (as licensor) on the one hand and [***] Haleon UK Trading Services Limited [***] Haleon UK IP Limited [***] and [***] (each as a licensee) on the other hand, pursuant to which [***] grants Haleon UK Trading Services Limited, Haleon UK IP Limited and [***] a sub-licence to use the Licensed IP Contract Rights (as defined therein) in accordance with the terms therein.

"Applicable Cutover Date" means, in respect of a Relevant Territory, the date upon which the Seller's Group ceases to provide the Distribution Services (as defined in the TDSA) in accordance with the terms of the TDSA.

"Applicable Laws" means all laws, regulations, directives, statutes, subordinate legislation, common law and civil codes of any jurisdiction, all judgments, orders, notices, instructions, decisions and awards of any court or competent authority or tribunal exercising statutory or delegated powers and all codes of practice having force of law, statutory guidance and policy notes, in each case to the extent applicable to the Parties or any member of their Group as the context requires.

"Artwork Files" means:

(a)

in respect of Products which are not being Commercialised as at the date of this Agreement and Pipeline Products, those electronic files of any artwork and labelling which were used (and in respect of Pipeline Products, have been prepared) in the twelve (12) month period immediately prior to the date of this Agreement and are in the possession of a member of the Seller's Group; and

(b)	in respect of Products being Commercialised as at the date of this Agreement, those electronic files of any artwork and labelling,

which, in each case, are proprietary to any member of the Seller's Group and relate exclusively to any Product in the Relevant Territory.

"Assigned Designs" means the designs and design applications as set out in Part 3 of Schedule 12.

"Assigned Patents" means the patents and patent applications set out in Part 2 of Schedule 12.

"Assigned Trade Marks" means the trade marks and trade mark applications as set out in Part 1 of Schedule 12, together with any trade mark goodwill attaching to such trade marks and trade mark applications.

"Assumed Liabilities" means those Liabilities, including those arising under any lawsuit, Action, suit, claim or other proceeding at law or in equity or any judgement of any court of any kind or any award of any arbitrator of any kind, solely to the extent arising out of, relating to or in connection with:

(a)

the Development, Manufacturing or Commercialisation of the Products in the period from and after the Completion Time (but excluding any express obligations or Liabilities assumed by any of member of the Seller's Group pursuant to the Transaction Documents);

(b)

any Product Liabilities arising in respect of the Products Manufactured in the period from and after the Completion Time, excluding liabilities caused by a member of the Seller's Group (or a previous owner of a Marketing Authorisation) failing to take any action required to obtain or maintain a Marketing Authorisation and/or caused by any member of the Seller's Group in connection with the provision of services under the MSA and/or the TDSA; and

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(c)	the Business Assets or the ownership, sale or lease of any of the Business Assets, in each case, in respect of the period from and after the Completion Time, but, in each case, excluding any Taxation or liability to Taxation.

"Audit Information" has the meaning given in clause 6.17(e).

"[***]" has the meaning given to it in clause 14.2(q).

"Books & Records" means the following information and records where these are in the possession and ownership of the Seller's Group and to the extent relating primarily to the Business:

(a)	to the extent not provided at Completion, the statutory books (or equivalent) of the Target Group Companies including minute books (if any);

(b)	in accordance with data privacy laws and regulations and the policies of the Seller's Group, the employee records and contracts of employment of the Transferred Employees;

(c)	copies of the Business Contracts;

(d)

all actual gross sales and net sales information in respect of the sales of the Products, advertising and promotional spend (comprising current and historical actual gross and net sales and advertising and promotional spend (for the three (3) year period prior to Completion)) and current list prices for all Relevant Territories across all SKUs;

(e)

all material correspondence of continuing importance for the Commercialisation of the Business related to the Transferred IP (save for any Privileged advice or correspondence in respect of the Seller's retained Intellectual Property Rights);

(f)	all information related to current market and development research regarding the Products and Pipeline Products;

(g)

all business presentations, forecasts, budget presentations and business plans related exclusively to the Business in the three (3) year period prior to Completion (that are in the possession of a member of the Seller's Group);

(h)	all marketing materials relating exclusively to the Business that are in the possession of a member of the Seller's Group ; and

(i)	any other information in the possession of the Seller’s Group and related to the Business, the Business Assets, the Products and/or the Pipeline Products reasonably requested by the Purchaser,

in each case: (i) in the form or medium it is held or recorded by the relevant member of the Seller's Group; (ii) in respect of paragraphs (b) to (i), only where reasonably accessible by the relevant member of the Seller's Group; and (iii) to the extent such documentation contains information relevant to the retained business of the Seller's Group which is confidential or commercially sensitive information, such information shall be redacted as appropriate.

"Brazil Merger Control Condition" has the meaning given in clause 4.1(b)(i) (Conditional Completion).

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"Business" means the business carried on in respect of the Development, Manufacturing or Commercialising (and any combination of the same) of the Products and/or Pipeline Products (or any of them) in the Relevant Territories, as carried on by the relevant members of the Seller's Group as at Completion (and for the purpose of the Warranties given at the date of this Agreement, as at the date of this Agreement).

"Business Assets" means all the undertakings, rights and assets owned by the Seller's Group at Completion and relating exclusively to the Business and Part 1 of Schedule 6 includes an indicative list of these, but excluding for all purposes the Excluded Assets.

"Business Contracts" means the contracts and arrangements relating to the Business to which a member of the Seller's Group is a party being:

(a)	the Dedicated CMO Contracts;

(b)	the Tenders listed at Part 2 of Schedule 14;

(c)	the Shared CMO Contracts; and

(d)	the quality assurance agreements listed at Part 4 of Schedule 14.

"Business Day" means a day (excluding Saturday and Sunday) on which banks generally are open in the City of London (England), Hyderabad (India) and Basel (Switzerland) for the transaction of normal banking business.

"Business Employee" means the individuals listed in Part 2 of Schedule 7.

"Business Goodwill" means the goodwill of the Business, together with the exclusive right for the Target Group Companies and the Purchaser to represent themselves as carrying on the Business in succession to the Seller's Group (excluding in the United States and for these purposes the United States shall include Puerto Rico), but excluding any goodwill attaching to any Excluded Intellectual Property.

"Business Intellectual Property" means the Transferred IP and the Licensed Intellectual Property.

"Business IP Licences" means the Know-How Licence, the Product Files and Artwork Files Licence and the [***] Licence.

"CA 2006" means the Companies Act 2006.

"[***]" has the meaning given in Part 3 of Schedule 14.

"Claimed Party" has the meaning given in paragraph 5.1 of Schedule 5.

"Claiming Party" has the meaning given in paragraph 5.1 of Schedule 5.

"Clearances" means any explicit or deemed consent, approval, authorisation, clearance, confirmation, or licence whether by lapse of time or express confirmation, and a "Clearance" shall mean any one of them.

"CMO" means contract manufacturing organisation.

"CMO Contract" means those contracts (or relevant portions thereof) listed at Part 1 and Part 3 of Schedule 14 of this Agreement.

"Co-Owned IP" means the Assigned Designs that are jointly owned between [***] and Haleon Switzerland.

4

"Commercialise" means to promote, market, distribute, commercialise and/or sell a product and "Commercialising" and "Commercialisation" shall be construed accordingly.

"Commercialised Marketing Authorisations" means the Marketing Authorisations other than the Uncommercialised Marketing Authorisations.

"Commercially Reasonable Efforts" means, with respect to the efforts to be expended by a Party to achieve any objective, the reasonable, diligent efforts to accomplish such objective as a similarly situated party in the consumer healthcare industry would normally use to accomplish a similar objective in its own interests under similar circumstances.

"Company" means Northstar Switzerland SARL, a limited liability company and incorporated in Switzerland, short particulars of which are set out in Part 1 of Schedule 1.

"Competent Authorities" means the competent Merger Control Authorities in Brazil, Saudi Arabia and the United Arab Emirates and the Swedish FDI Authority, and a "Competent Authority" shall mean any one of them.

"Completion" means completion of the sale and purchase of the Shares in accordance with clause 7.

"Completion Consideration" means four hundred and fifty-eight million pounds sterling (£458,000,000).

"Completion Date" means:

(a)

the date which is the last Business Day of a calendar month, if the date on which all Conditions have been satisfied or waived in accordance with this Agreement is three (3) or more Business Days before the last Business Day of that calendar month; or

(b)

the date which is the last Business Day of the next following calendar month, if the date on which all Conditions are so satisfied or waived in accordance with this Agreement is less than three (3) Business Days before the last Business Day of the calendar month then current, or such other date as the Parties may agree following the satisfaction or waiver of all Conditions in accordance with the terms of this Agreement, provided that if the date upon which all Conditions are satisfied is a date during August 2024, the Parties agree that Completion shall occur on the last Business Day of September 2024.

"Completion Time" means 11:59 p.m. on the Completion Date.

"Conditions" means the conditions precedent set forth in clause 4.1.

"Confidential Information" has the meaning given in clause 21.2.

"Confidentiality Agreement" means the non-disclosure agreement between Haleon UK Services Limited and Dr. Reddy's Laboratories Inc. dated 23 May 2023.

"Consideration" has the meaning given in clause 3.

"Continuing Provisions" means clauses 1 (Interpretation), 5.6 (Costs and Liabilities), 21 (Announcements and Confidentiality), 22.5 (Notices), 22.6 (No Set-Off), 22.7 (Costs and Expenses), 22.8 (Counterparts), 22.9 (Severability), 22.11 (Whole Agreement), 22.12 (Third party rights), 22.13 (Amendments), 22.17 (Payments under this Agreement) and 23 (Governing law and submission to jurisdiction), and paragraph 12 of Schedule 5, all of which shall continue to apply after the termination of this Agreement without limit in time.

5

"Costs" means costs, charges, expenses (including those suffered or incurred in establishing or enforcing a right to be indemnified under this Agreement) and fees (including filing and administrative fees), for the avoidance of doubt including any Tax.

"Customer Lists" means the documents or lists containing the names and addresses of the customers who have purchased Products from the Seller or any member of the Seller's Group in the twelve (12) month period immediately prior to the date of this Agreement and the Completion Date.

"Data Protection Legislation" has the meaning given in paragraph 21.1 of Schedule 4.

"Data Room" means the documents, information and material included in the electronic data room hosted by [***] under the name "Project [***]" as at [***] p.m. on [***] 2024, with such documents, information and material to be listed in the Disclosure Letter and included within USBs to be provided by the Seller to the Purchaser and its advisers as soon as reasonably practicable following the date of this Agreement.

"Dedicated CMO Contract" means the manufacturing contracts listed at Part 1 of Schedule 14.

"Development" means any development activities, including, research, test method development, statistical analysis, clinical studies and regulatory affairs, and the terms "Develop" and "Developed" shall be construed accordingly.

"Disclosed" means, fairly disclosed in:

(a)	with respect to those Warranties given at the date of this Agreement, the Disclosure Letter or in the Data Room; and

(b)	with respect to the Warranties to be given at Completion, the Disclosure Letter, the Data Room or the Supplemental Disclosure Letter,

in each case, with sufficient details to allow a reasonable purchaser to identify the nature and scope of the matter disclosed, and "Disclosure" shall be construed accordingly.

"Disclosed Schemes" has the meaning given in paragraph 19.1 of Schedule 4.

"Disclosing Party" has the meaning given to it in clause 21.2(c).

"Disclosure Letter" means the disclosure letter (including the contents of any schedule or appendix thereto) from the Seller to the Purchaser executed and delivered immediately before the signing of this Agreement.

"Dispute" has the meaning given in clause 23.2(a) (Dispute resolution).

"Divestment" has the meaning given in clause 4.4(b)(i) (Purchaser Conditions).

"Dossier" means a product specific registration file, and any variations, notifications or renewal documentation relating to or incorporated in the same including, where applicable, the formulation of a Product or Pipeline Product, the method of manufacturing a Product or Pipeline Product and the validation of such manufacturing method, the stability data, the release and shelf life specification, the analytical methods, procedures and validation, all pre-clinical and clinical studies conducted, including all regulatory documentation prepared in relation to those clinical studies, all bio-equivalence data/studies conducted, including all regulatory documentation prepared in relation to those clinical studies, the periodic safety update reports, and all other data and or information required or requested by any Governmental Entity for a Product or Pipeline Product and rights in confidential data and all data contained in any of the foregoing, including advertising and promotional and marketing documents, adverse event files, medical event reports, compliant files and the like, in respect of all of the foregoing provisions of this definition, only to the extent this is:

6

(a)	required or is currently being used to maintain the Marketing Authorisations;

(b)	required or has been used in connection with a Marketing Authorisation Application; or

(c)

in the possession of a member of the Seller's Group, exclusive to the Business and is reasonably required in connection with any future application for a marketing authorisation in respect of a Pipeline Product or a Product.

"Earn-Out Consideration" means the amount payable, if any, by the Purchaser to the Seller by way of additional consideration pursuant to Schedule 19.

"Electronic Transfer" means the clearing houses automated payment system or any other method of electronic transfer for same-day value.

"Employee Tax Liability" has the meaning given in paragraph 7.2 of Schedule 7.

"Encumbrance" means any proprietary claim, option, right to acquire, mortgage, charge (fixed or floating), pledge, lien, right to acquire, right of pre-emption or conversion, right of first refusal, title retention or any other third party right or other form of security interest or encumbrance or equity, or any agreement to create any of the foregoing.

"EU GDPR" has the meaning given in paragraph 21.1 of Schedule 4.

"Exchange Rate" means, in respect of a transaction between any two currencies, the average rate for exchanges between those currencies as quoted in the BFIX (Bloomberg FX Fixings) at 4:00 p.m. on the day for which that rate is so quoted on or before the date of the conversion.

"Excluded Actions" means all Liabilities in respect of any Action, whether or not presently threatened, asserted or pending, to the extent relating to, arising out of, or in connection with, the conduct of the Business or the Development (save in respect of Product Liabilities arising in respect of Products Manufactured in the period from and after the Completion Time which are the responsibility of the Purchaser), Manufacture or Commercialisation of the Products in respect of the period prior to the Completion Time or in respect of other Liabilities relating to the Business that are not an Assumed Liability.

"Excluded Assets" means those properties, rights and assets described at Part 2 of Schedule 6.

"Excluded Intellectual Property" means the Haleon Corporate Marks, the GSK Transitional Marks and any Intellectual Property Rights in the Nicabate Excluded Packaging.

"Excluded Liabilities" means any Liability that is not an Assumed Liability (including those arising under any lawsuit, Action, suit, claim or other proceeding at law or in equity or any judgement of any court of any kind or any award of any arbitrator of any kind), solely to the extent arising out of, relating to or in connection with:

(a)

the Development (save in respect of Product Liabilities arising in respect of Products Manufactured in the period from and after the Completion Time which are the responsibility of the Purchaser), Manufacture and/or Commercialisation of the Products in the period prior to the Completion Time;

(b)	the Business Assets or the ownership, sale or lease of any of the Business Assets, in each case, in respect of the period prior to the Completion Time;

7

(c)	any indebtedness for borrowed money or guarantees thereof with respect to the Business Assets outstanding as of the Completion Time;

(d)	the Excluded Actions;

(e)

any Liabilities in respect of anyone employed or engaged by the Seller's Group, including the Business Employees (including any redundancy Liabilities), which are incurred or arise from events prior to the Completion Time;

(f)

Product Liabilities: (i) in respect of Products Manufactured in the period prior to the Completion Time; and/or (ii) caused by a member of the Seller's Group (or a previous owner of a Marketing Authorisation) failing to take any action required to obtain or maintain a Marketing Authorisation and/or caused by any member of the Seller's Group in connection with the provision of services under the MSA and/or TDSA; and

(g)	any Liability in respect of the Excluded Assets to the extent such Liability relates to the Business.

"[***]" means the following agreements between, as of the date of this Agreement, Haleon Switzerland and [***]:

(a)	the supply and licence agreement dated [***], as amended on [***], in respect of [***] products under the [***] Brands (the "[***] Agreement"); and

(b)	the supply agreement dated [***], as amended on [***], in respect of [***] products under the [***] Brands (the "[***] Agreement"),

each as may be further amended from time to time.

"Financial Information" has the meaning given to it in paragraph 7.4 of Schedule 4.

"Final Report" has the meaning given to it in clause 6.17(i).

"Final Separation Plan" has the meaning given to it in clause 6.2(b)(ii).

"Full Title Guarantee" means with the benefit of the implied covenants set out in part 1 of the Law of Property (Miscellaneous Provisions) Act 1994 when a disposition is expressed to be made with full title guarantee.

"Fundamental Warranties" means the Warranties set out in paragraphs 1, 2, 3, 4, 9.2, 9.3, 9.4, 15.2, 15.3, 15.6 and 15.12 of Schedule 4 and in relation to paragraph 15.12, only in so far as it relates to the Transferred IP, and in relation to paragraph 15.3, only in so far as it relates to the Registered Transferred IP.

"Global Minimum Taxation Rules" means Council Directive (EU) 2022/2523 of 14 December 2022 on ensuring a global minimum level of taxation for multinational enterprise groups and large-scale domestic groups in the Union ("EU Pillar 2 Directive"), any laws of any European Union member states implementing the EU Pillar 2 Directive and any laws of any jurisdiction outside the European Union implementing the OECD Pillar Two Model Rules.

"Governmental Entity" means any supra-national, national, federal, state, municipal, provincial, regulatory, administrative, or other governmental or quasi-governmental authority, agency or commission, any court, tribunal, arbitral body, administrative body, local authority entity or private body exercising any regulatory function with competent jurisdiction, or any national securities exchange or automated quotation service, including any regulatory authority or agency with competent jurisdiction in connection with the research, Development, Manufacture or Commercialisation of any Product.

8

"Group" means the Seller's Group and/or the Purchaser's Group (as the context requires).

"GSK IP" means the following Assigned Patents and Transferred Domain Names and Social Media Accounts which GlaxoSmithKline PLC has agreed to assign and/or procure the assignment to the Seller's Group but which, as at the date of this Agreement, are legally owned by certain GlaxoSmithKline entities, pending execution of a deed of assignment by the relevant GlaxoSmithKline entities to assign the legal ownership of such Assigned Patents and Transferred Domain Names and Social Media Accounts to the Seller's Group: [***]

"GSK Transitional Marks" has the meaning given in the GSK Transitional Marks Sublicence.

"GSK Transitional Marks Sublicence" means the sublicence agreement in substantially the form attached at Schedule 16, to be entered into at Completion between Haleon plc and the Company, pursuant to which the Company will be granted a sublicence to use the GSK Transitional Marks.

"Habitrol Brands" means the brands listed in Part 1 of Schedule 8.

"Habitrol Products" means the products listed in Part 1 of Schedule 8.

"Habitrol Territories" means the territories listed in Part 1 of Schedule 8.

"Haleon Corporate Marks" means any names, marks, designs, logos, URLs, domain names, social media profiles and accounts, trade dress or get-up (whether registered or not), in each case, owned or registered by any member of the Seller's Group (including those which include (in whole or part) the words "HALEON" or "SMART CONTROL", the Haleon logo (as represented by EU trade mark application number 01695502) or that incorporate the Nicabate Excluded Packaging), and any name, mark, design or logo which is the same as or confusingly similar to, or dilutive thereof, with any of the foregoing, excluding the Assigned Trade Marks, the Assigned Designs, the Transferred Domain Names and Social Media Accounts and the OOS Marks.

"Haleon Corporate Marks Licence" means the licence agreement in substantially the form attached at Schedule 20, to be entered into at Completion between Haleon UK IP Limited (UK registered company number 09237645) and the Company, pursuant to which the Company will be granted a licence to use certain Haleon Corporate Marks for a transitional period in accordance with the terms therein.

"Haleon Switzerland" means Haleon CH SARL.

"Haleon Trading Services" means Haleon UK Trading Services Limited.

"Head Categories of Cost" has the meaning given to it in clause 6.17(i).

"Held-Back Assets" means the Marketing Authorisations, the Marketing Authorisation Applications, the Product Files, the Dossiers and the Tenders, and a "Held-Back Asset" means any one of them.

"IFRS" means International Financial Reporting Standards, International Accounting Standards and Interpretations of those standards issued by the International Accounting Standards Board and the International Financial Reporting Standards Interpretations Committee and their predecessor bodies adopted for use within the UK by virtue of Chapter 2 or 3 of Part 2 of the International Accounting Standards and European Public Limited Liability Company (Amendment etc.) (EU Exit) Regulations 2019 (SI 2019/685) and the applicable provisions of the Companies Act.

"Independent Accountant" has the meaning given to it in clause 6.17(c)(ii).

9

"Independent Audit" has the meaning given to it in clause 6.17(b).

"Intellectual Property Rights" means all intellectual property rights existing anywhere in the world including:

(a)	internet domain names;

(b)	copyrights;

(c)	trade marks, service marks, trade names, business names, rights in get-up and trade dress;

(d)

rights in inventions, whether patentable or not; patents, applications for patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), applications for patents, utility models, industrial designs (including registered designs and unregistered design rights);

(e)	rights in Know-How; and

(f)	social media profiles and accounts,

in each case in relation to limbs (a) to (e) above whether registered or unregistered and including all registrations or applications thereof and any renewals or extensions thereof, and "Intellectual Property" shall be construed accordingly.

"Interim Report" has the meaning given to it in clause 6.17(h).

"Inventory Data" has the meaning given in paragraph 1 of Schedule 19.

"IP Review" has the meaning given to it in clause 14.2(p).

"Key Interim Covenant" means:

(a)

each of paragraphs 2(b), 2(c), 2(g), 2(h), and 2(r)(iv) of Schedule 2, provided that for the purpose of this definition paragraphs 2(b), 2(c) and 2(g) shall each become a Key Interim Covenant only where a breach of such undertaking [***];

(b)	a breach of paragraph 1(a) of Schedule 2 but only to the extent that:

(i)	the matter giving rise to the breach comprises [***]; and

(ii)	the [***] causes [***] in the period from the date of this Agreement until the Completion Date by more than [***],

and for these purposes any [***] in connection with any [***]shall not be considered to be [***] nor shall any other ordinary course activities which increase [***]; or

(c)	a breach of paragraph 1(a) of Schedule 2 but only to the extent that:

(i)	the matter giving rise to the breach relates to changes to [***];

(ii)	the changes to [***] have not been in plan or in track prior to the date of this Agreement in the ordinary course of business;

(iii)	the changes to [***] have not been agreed in writing with the Purchaser; and

(iv)	the changes to [***] have [***].

10

"Key Items" means:

(a)	in respect of the Seller, those matters listed in paragraphs 1, 3(a) to 3(c) and 4(a) to 4(d) of Part 1 of Schedule 3; and

(b)	in respect of the Purchaser, those matters listed in paragraphs 1 and 3(a) of Part 2 of Schedule 3.

"Key Revenue Markets" means the following markets: [***], such markets in aggregate constituting approximately [***] per cent. ([***]%) of all revenues for the Business for the financial year ended 31 December 2023, together with [***].

"Know-How" means trade secrets, know-how, technical information, data and confidential information, including proprietary processes, formulae, formulations, models, methodologies, inventions (whether patentable or not), discoveries, specifications, designs, drawings, manuals, instructions, technical or other expertise, including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical, safety, quality control, preclinical and clinical data.

"Know-How Licence" has the meaning given in clause 14.2(c) (Licensed Intellectual Property).

"KT Workshop" has the meaning given in clause 6.8.

"LCIA" has the meaning given in clause 23.3(a) (Arbitration).

"Liabilities" means all liabilities, debts or other obligations of any nature, whether accrued, fixed or contingent, mature or inchoate, known or unknown, reflected on a balance sheet or otherwise.

"Licences" has the meaning given to it in paragraph 15.9 of Schedule 4.

"Licensed Intellectual Property" means the Licensed Know-How and the Intellectual Property Rights licensed to the Purchaser under the Product Files and Artwork Files Licence and the [***] Licence.

"Licensed Know-How" means all Know-How that is owned and controlled by a member of the Seller's Group as at the Completion Date and which is necessary for Development, Manufacturing or Commercialisation of any Product in any Relevant Territory in the same manner as such activities are or were being carried out as at, or during the twelve (12) month period immediately prior to, the date of this Agreement, but excluding any Transferred IP.

"Long Stop Date" means 31 December 2024 (or such other date as the Parties may agree in writing).

"Losses" includes, in respect of any matter, event or circumstance, all demands, claims, Actions, proceedings, damages, payments, fines, penalties, losses, Costs (including reasonable legal costs), expenses, disbursements or other liabilities (including, in each case, any Taxation).

[***] has the meaning given in Part 1 of Schedule 14.

[***] has the meaning given to it in clause 6.9.

"Manufacture" means the planning, purchasing of materials for, manufacturing, processing, compounding, storage, filling, packaging, labelling, leafleting, testing, waste disposal, quality assurance and control, dispatch, sample retention and stability testing and release, and "Manufacturing" and "Manufactured" shall be construed accordingly.

"Manufacturing Site" has the meaning given to this term in the MSA.

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"Marketing Authorisation" means each of the marketing authorisations relating to the Products issued by a Governmental Entity and which are listed in Part 2 of Schedule 11.

"Marketing Authorisation Application" means each of the pending or in progress applications for a marketing authorisation relating to the Products or Pipeline Products which have been submitted to, and are awaiting approval from, a Governmental Entity as at the date of this Agreement and which are listed in Part 3 of Schedule 11.

"Marketing Authorisation Documentation" has the meaning given in Part 1 of Schedule 11.

"Marketing Authorisation Holder" means the holder of the relevant Marketing Authorisation or New Marketing Authorisation.

"Marketing Authorisation Long Stop Date" means, for a Relevant Territory, the "Market Long Stop Date" as such term is defined in the TDSA and as may be extended pursuant to clauses 4.16 and 16.5 of the TDSA. For the avoidance of doubt, if the TDSA is terminated for any reason prior to the expiry of its term, the term "Market Long Stop Date" as defined in the TDSA shall continue to mean the relevant date specified in the TDSA, notwithstanding the early termination of the TDSA (and the Market Long Stop Date shall not be defined by reference to the termination date of the TDSA).

"Marketing Authorisation Transfer" has the meaning given in Part 1 of Schedule 11.

"Marketing Authorisation Transfer Date" has the meaning given in Part 1 of Schedule 11.

"Marketing Authorisation Transferee" means the Purchaser, any member of the Purchaser's Group (which, for the avoidance of doubt, includes each Target Group Company following Completion) and/or such other third party as is nominated by the Purchaser, in either case to whom the relevant Marketing Authorisation or New Marketing Authorisation is to be transferred.

"Material Adverse Change" means, in respect of the Business, any fact, matter, circumstance (each, a "Relevant Matter") or series thereof that has, or is reasonably likely to have, [***] provided that any Relevant Matter resulting from any of the following, either alone or in combination, shall be excluded in determining whether a Material Adverse Change has occurred except, in respect of paragraphs (a)-(d) and (f), to the extent that the Business is adversely affected disproportionately to other similar business in the over-the-counter consumer healthcare industry:

(a)	any matters that generally affect the industry in which the Business operates;

(b)

any change in national or international economic, market or political conditions, financial markets or any currency exchange rates or controls, or international wholesale or retail markets or commodity price;

(c)	any change in general economic, market, regulatory, financial or political conditions;

(d)	any act of terrorism, war (whether or not declared), natural disaster, extremity of weather or climatic condition or any national or international calamity affecting any relevant market;

(e)	the public announcement or other publicity related to the subject matter of this Agreement;

(f)	any changes in generally accepted accounting principles, Tax or Applicable Laws, rules, or regulations;

(g)	any [***]; and/or

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(h)	anything Disclosed by the Seller in the Disclosure Letter.

"Material Customer" means any customer of the Business in any of the Key Revenue Markets generating revenues for the Business in excess of [***] in the financial year ended 31 December 2023.

"Material Supplier" means each of:

(a)	[***], in each case, or any of their affiliates or successors;

(b)	the following third party repackaging companies: [***]

(c)	any fourth party logistic providers used by the Business;

(d)	any third party logistic providers used by the Business in any of the Key Revenue Markets; and

(e)	IQVIA.

"Merger Control Authorities" means the competent Governmental Entities in respect of each of the Brazil Merger Control Condition, the Saudi Arabia Merger Control Condition and the UAE Merger Control Condition.

"MSA" means the manufacture and supply agreement, in the agreed form, between Haleon Trading Services and UK Newco to be entered into on Completion.

"Net Sales" has the meaning given to it in the TDSA.

"Net Sales Information" means the document containing the unaudited net sales figures for the Business in those Relevant Territories where the Business has Commercialised the Relevant Brands for the period from [***] as contained at 3.1.1 and 3.2.28 of the Data Room.

"New Marketing Authorisation" has the meaning given in Part 1 of Schedule 11.

"Nicabate Brands" means the brands listed in Part 2 of Schedule 8.

"Nicabate Excluded Packaging" means the trade dress, get-up and design of the packaging of the Nicabate Products (as depicted in Part 5 of Schedule 8) which, for the avoidance of doubt, includes the arrow burst design, the gradation of the blue background colour, the step arrow and banner across the bottom of the packaging, but excludes the [***].

"[***]" means the curved design of the lozenge container (including the dark blue colour scheme of the lozenge container) as depicted in the Nicabate minis product in Part 5 of Schedule 8, excluding any embodiments expressly claimed in the Assigned Designs and Assigned Patents.

"[***] Registered Designs" means the registered community design number [***] and the registered Japanese design number [***] for the earlier design of the [***] and cap.

"[***] Licence" has the meaning given in clause 14.2(f).

"Nicabate Patch Bulk Products" has the meaning given to "Product" in the MSA.

"Nicabate Patch Products" means any Nicabate Products for patches.

"Nicabate Products" means the products listed in Part 2 of Schedule 8.

"Nicabate Territories" means the territories listed in Part 2 of Schedule 8.

"Nicotinell Brands" means the brands listed in Part 3 of Schedule 8.

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"Nicotinell Products" means the products listed in Part 3 of Schedule 8.

"Nicotinell Territories" means the territories listed in Part 3 of Schedule 8.

"Non-Transferring Employee" has the meaning given to it in paragraph 5.1 in Part 1 of Schedule 7.

"Notice" has the meaning given to it in clause 22.5(a).

"NRT" means nicotine replacement therapies in which nicotine is the active ingredient and administered through nicotine patches, spray, gum and/or lozenges or otherwise.

"OECD Pillar Two Model Rules" means the model rules published by the Organisation for Economic Co-operation and Development on or about 20 December 2021 in a document entitled "Tax Challenges Arising from Digitisation of the Economy – Global Anti-Base Erosion Model Rules (Pillar Two)" (as updated or amended from time to time) together with any explanatory guidance and/or commentary published by the Organisation for Economic Co-operation and Development from time to time.

"OOS Global Assignment Agreement" has the meaning given in clause 18.1.

"OOS Marks" means the trade marks and domain names listed in Part 4 of Schedule 12.

"Outgoing Directors" means any director or officer of any Target Group Company immediately prior to Completion who is nominated by, or a representative of, Seller or any other member of the Seller's Group.

[***] has the meaning given in Part 3 of Schedule 14.

"Permitted Assignee" has the meaning given in clause 22.2(b).

[***]

"[***] Patent and Know-How Licence" means the patent and know-how licence and sub-licence agreement between, members of the Seller's Group (as a licensor) and [***] (as licensee) dated [***] (as amended) pursuant to which, inter alia, certain of the Seller's Group's registered design patents and Know-How are licensed and the [***] IP is sub-licensed to [***] on an exclusive, perpetual basis for use in the [***] Territories in the field of NRT, and [***] has in turn granted a non-exclusive, perpetual, royalty-free, irrevocable sub-licence back of such design patents, Know-How and [***] IP to the Seller’s Group (with the right to sub-license to a third party manufacturer) solely for the purpose of manufacturing the Seller's Group's products in the [***] Territories for commercialisation, sale, to have sold, offer for sale, and otherwise commercialise outside of the [***] Territories (in the case of the [***] IP, excluding [***].

"[***] Territories" means [***].

"[***] Trade Mark Licence" means the trade mark and trade dress licence agreement between, inter alia, Haleon (UK) IP Limited (as licensor) and [***] (as licensee) dated [***] (as amended) pursuant to which, inter alia, the Nicotinell Brand is licensed on an exclusive perpetual basis to [***] for use in [***] in the field of NRT.

"Personal Data" means any information relating to an identifiable person who can be directly or indirectly identified in particular by reference to an identifier.

"Pharmacovigilance Agreement" means the agreement (a draft of which is set out in folder 12.3 of the Data Room) the final terms of which shall be agreed and entered into by Haleon Trading Services and UK NewCo in accordance with clauses 6.3 and 7.2.

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[***] has the meaning given in Part 1 of Schedule 14.

"Pipeline Product" means the list of NRT or smoking cessation products, or method of delivering in respect thereof, that are being Developed by any member of the Seller's Group (outside the United States (and for these purposes the United States shall include Puerto Rico)) and which are set out at Schedule 21.

"Preliminary Separation Plan" has the meaning given to it in clause 6.2(b)(i).

"Prepayments" means all amounts paid (whether by deposit, prepayment or otherwise) by the Seller's Group in respect of A&P (including the appropriate proportion of any multi-brand spend) before the Completion Time to the extent that any of the foregoing relate to the period after the Completion Time (but excluding, for the avoidance of doubt, Liabilities in respect of Tax).

"Press Announcements" means the press announcements to be issued by each of the Seller and the Purchaser in the form appended at Schedule 10.

"Previous Accounts" means the audited accounts of Haleon plc for the accounting period ended on 31 December 2022.

"Pro Forma Carve-out Accounts" means the pro forma balance sheet and profit and loss accounts for the Business as set out on pages 19 – 22 (inclusive) of the VDD Financial Report.

"Proceedings" means any proceedings, suit or Action arising out of or in connection with this Agreement.

"Product Files" means, in each case, the following materials (whether in electronic or hard copy form):

(a)	any material information, processes, technology, Product specification, and data relating to or comprised within any Product registration document, including the Dossiers, which is:

(i)	required or is currently being used to maintain any Marketing Authorisation;

(ii)	required or has been used in connection with a Marketing Authorisation Application; or

(iii)

in the possession of a member of the Seller's Group and required or has been used in connection with any future application for a marketing authorisation in respect of a Pipeline Product or Product; and

(b)

any other material information, processes, technology, and data in the possession of and solely owned by the Seller or any member of the Seller's Group at Completion or the Marketing Authorisation Transfer Date, in relation to: (i) any Marketing Authorisation; (ii) any Marketing Authorisation Application; or (iii) to the extent exclusive to the Business, any future application for a marketing authorisation in respect of a Product or Pipeline Product.

"Product Files and Artwork Files Licence" has the meaning given in clause 14.2(a) (Licensed Intellectual Property).

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"Product Intellectual Property Rights" means the Intellectual Property Rights (other than the Assigned Patents, Assigned Designs, Assigned Trade Marks, the Transferred Domain Names, Social Media Accounts and any Excluded Intellectual Property) arising, on a Product-by-Product basis, for each of the Products, including in the Artwork Files and the Product Files, that in each case:

(a)	are owned by the Seller or any other member of the Seller's Group; and

(b)

were used in the twelve (12) month period immediately prior to the date of this Agreement exclusively in relation to the Development, Manufacture or Commercialisation of the relevant Products in the Relevant Territories (and, for the avoidance of doubt, not for any other products in any other territories).

"Product Liabilities" means in respect of any Products or parts of Products, Liabilities arising out of or otherwise relating to a defect (or alleged defect) in any Product or part of a Product including a defect (or alleged defect) in how the Product was designed (such as a defect (or alleged defect) relating to the formulation of the active pharmaceutical ingredients, excipients and other materials used in such Product).

"Products" means: (a) the Habitrol Products; (b) the Nicabate Products; (c) the Nicotinell Products; (d) the Thrive Products; and (e) any other NRT product currently:

(a)	Commercialised, other than in the United States (and for these purposes the United States shall include Puerto Rico); or

(b)	Developed or Manufactured, other than for Commercialisation in the United States (and for these purposes the United States shall include Puerto Rico),

by, or on behalf of, any member of the Seller's Group, and a "Product" shall mean any one of them.

"Prohibited Launch" has the meaning given in clause 8.2(a) (Obligations of the Purchaser).

"Prohibited Relationship" means the entry into any commercial relationship by a member of the Purchaser's Group with a Prohibited Third Party which results in any Products that use or display any [***] Mark or any [***] Mark:

(a)	being Commercialised by or on behalf of such Prohibited Third Party; or

(b)	such Prohibited Third Party having a significant economic interest (directly or indirectly) in the revenues generated from the sales of such Products.

"Prohibited Sale" has the meaning given in clause 8.2(a).

"Prohibited Third Party" means any third party which is primarily engaged in or derives more than [***] of its revenue or income from the sale of [***] products [***] other than, for all purposes other than in respect of a Prohibited Sale, a person with whom any member of the Seller's Group does, or has in the twelve (12) month period immediately prior to the date of this Agreement conducted, business in respect of the Business.

"Public Official" means any person holding or acting on behalf of a person holding a legislative, administrative or judicial office, including any person employed by or acting on behalf of a public agency, a state-owned or public enterprise, a public international organisation, any federal or regional government department or agency, any political party, any candidate for political office or a relative or associate of any such person.

"Purchaser's Group" means the group of companies comprising the Purchaser, any holding company from time to time of the Purchaser and any subsidiary of the Purchaser (including, following Completion, any member of the Target Group) or of any such holding company and "member of the Purchaser's Group" shall be construed accordingly.

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"Purchaser's Solicitors" means Herbert Smith Freehills LLP of Exchange House, Primrose Street, London, EC2A 2EG, United Kingdom.

"Purchaser Conditions" means the Brazil Merger Control Condition, the Saudi Arabia Merger Control Condition, the UAE Merger Control Condition and the Sweden FDI Condition.

"Purchaser Wrong Pocket Asset" has the meaning given in clause 11.1(a) (Mutual obligations).

"Qualifying Offer" means an offer of employment made by Target Group or any of its Subsidiaries to a Business Employee for employment that is on terms that meet the requirements set forth in Part 1 of Schedule 7.

"Quality Agreement" means the agreement (a draft of which is set out in folder 12.2 of the Data Room) the final terms of which shall be agreed and entered into by Haleon UK Trading Services and UK NewCo in accordance with clauses 6.3 and 7.2.

"Recall" means a recall, market withdrawal, stock recovery, field correction, return due to defect or expiry of a Product or similar events.

"Receiving Party" has the meaning given to it in clause 21.2(f).

"Redacted Agreement" has the meaning given to it in clause 21.2(e).

"Registered Transferred IP" has the meaning given in paragraph 15.1 of Schedule 4.

"Relevant Brands" means:

(a)	with respect to the Habitrol Products, the Habitrol Brands;

(b)	with respect to the Nicabate Products, the Nicabate Brands;

(c)	with respect to the Nicotinell Products, the Nicotinell Brands; and

(d)	with respect to the Thrive Products, the Thrive Brands.

"Relevant Contract" has the meaning given in clause 5.2(c)(ii).

"Relevant Date" means:

(a)	in the case of a Shared CMO Contract, the Completion Date; and

(b)	in the case of a Tender, the Applicable Cutover Date applicable to that Tender.

"Relevant Period" has the meaning given in paragraph 2.1 of Part 1 of Schedule 7.

"Relevant Territories" means:

(a)	with respect to the Habitrol Products, the Habitrol Territories;

(b)	with respect to the Nicabate Products, the Nicabate Territories;

(c)	with respect to the Nicotinell Products, the Nicotinell Territories; and

(d)	with respect to the Thrive Products, the Thrive Territories,

and "Relevant Territory" means any one of them.

17

"Relief" means any relief, loss, allowance, credit, set-off, or exemption in respect of Tax, any deduction in computing income, profits or gains for any Tax purpose, any right to repayment of Tax (including any repayment supplement or interest) and:

(a)	any reference to the use or set-off of a Relief shall be construed accordingly and shall include use or set-off in part; and

(b)

any reference to the loss of a Relief shall include the absence, unavailability, disallowance, withdrawal, clawback, non-existence or cancellation of any such Relief, or to such Relief being available only in a reduced amount.

"Reorganisation" means the transfer of the Transferred Employees and Business Assets (excluding the Artwork Files, Customer Lists, Books & Records, OOS Marks and the Held-Back Assets) to the Target Group Companies in accordance with the Reorganisation Steps Plan and Applicable Laws.

"Reorganisation Agreements" means the documents in respect of the Reorganisation to be entered into prior to Completion between: (i) members of the Seller's Group and one or more members of the Target Group; and/or (ii) members of the Target Group, in each case, as the same may be amended or modified from time to time, and a "Reorganisation Agreement" means any of them.

"Reorganisation Condition" means the condition listed in clause 4.1(a).

"Reorganisation Steps Plan" means the plan setting out the steps required to implement the Reorganisation as set out in Schedule 17 (as may be amended from time to time in accordance with clause 5).

"Representatives" means, with respect to any person, such person's affiliates and its and their respective directors, officers, employees, members, owners, partners, accountants, consultants, advisers, attorneys, agents and other representatives.

"Restricted Business" means the NRT business and the smoking cessation business.

"Rules" has the meaning given in clause 23.3(a).

"Sanctions" has the meaning given in paragraph 14 of Schedule 4.

"Sanctions Authority" has the meaning given in paragraph 14.1 of Schedule 4.

"Saudi Arabia Merger Control Condition" has the meaning given in clause 4.1(b)(ii).

"Seller's Designated Account" has the meaning given in clause 22.17(a)(i).

"Seller's Group" means the group of companies comprising the Seller, any holding company from time to time of the Seller and any subsidiary of the Seller or any such holding company (including, prior to Completion, each member of the Target Group) and "member of the Seller's Group" shall be construed accordingly.

"Seller LTI Plan" means the Long Term Incentive schemes operated by the Seller by way of the Share Value Plan, along with applicable plan rules and policies.

"Seller's Solicitors" means Baker & McKenzie LLP of 280 Bishopsgate London EC2M 4RB.

"Seller Wrong Pocket Asset" has the meaning given in clause 11.1(b).

"Separation" means the separation of the Business in the Relevant Territories from the Seller's Group and transition of the Products in the Relevant Territories to the Purchaser's Group such that the Purchaser's Group (which shall include the Target Group for these purposes) may carry on the Commercialisation of the Products on an independent and standalone basis in accordance with the Separation Plan or as may otherwise be agreed between the Seller and the Purchaser in writing.

18

"Separation Plan" means the plan to be prepared by the Purchaser, based on the Target Distribution Transfer Dates (as defined in the TDSA and as detailed in Schedule 3 of the TDSA) and mutually agreed to by the Parties in accordance with clause 6.2(a), documenting the Parties' plan for the separation and transition of the Business from the Seller's Group to the Purchaser's Group (including for these purposes the Target Group), including the activities that will be carried out, plans to achieve the timely transition of each key milestone and related roles and responsibilities.

"Service Document" means a document relating to or in connection with any Proceedings.

"Shared CMO Contracts" means Shared Contracts listed at Part 3 of Schedule 14.

"Shared Contract" means any contract that includes terms and conditions that are related to both (a) the Business and (b) any businesses of the Seller or any other member of the Seller's Group (other than the Business), between (i) the Seller or any other member of the Seller's Group, on the one hand, and (ii) a third party, on the other hand, in each case.

"Shares" means all of the quotas of the Company as shown in Part 1 of Schedule 1.

"Standard Costs Audit" has the meaning given to it in clause 6.17(b).

"Subsidiaries" means, as at Completion, the companies, details of which are given in Part 2 of Schedule 1 and any reference to a "Subsidiary" is a reference to any of them.

"Supplemental Disclosure Letter" means the disclosure letter (including the contents of any schedule or appendix thereto) from the Seller to the Purchaser executed and delivered on the Completion Date in relation to the Warranties (other than the Fundamental Warranties) to be given at Completion, relating only to facts, matters or circumstances occurring between the date of this Agreement and the Completion Date, a substantially final draft of which shall be delivered by the Seller to the Purchaser's Solicitors no later than ten (10) Business Days prior to Completion.

"Sweden FDI Condition" has the meaning given in clause 4.1(c).

"Swedish FDI Authority" means the competent Governmental Entity under the Swedish FDI Regime.

"Swedish FDI Regime" means the Swedish Foreign Direct Investment Review Act (Sw. lag om granskning av utländska direktinvesteringar) or any other applicable Swedish foreign investment laws.

"Swedish Newco" means the private limited company to be incorporated in Sweden prior to Completion, details of which are given in Part 2 of Schedule 1.

"[***] Agreement" has the meaning given in Part 1 of Schedule 14.

"Target Group" means the Company and each of its Subsidiaries and the expressions "Target Group Company" and "member of the Target Group" shall be construed accordingly.

"Tax" or "Taxation" means all forms of direct and indirect taxation, and all withholdings, duties, imposts, charges, levies, costs and rates howsoever imposed, assessed or enforced (including by self-assessment, withholding or otherwise) by any local, municipal, governmental, state, federal or other body or authority wherever imposed, in all cases being in the nature of taxation (including income tax or amounts equivalent to or in respect of income tax required to be deducted or withheld from or accounted for in respect of any payment), corporation tax, advance corporation tax, capital gains tax, inheritance tax, National Insurance, social security or other similar contributions and any related interest, penalty, surcharge or fine (including, for the avoidance of doubt, a failure to make any return, comply with any reporting requirements or supply any information in connection with any of the foregoing or the cost and expense of removing any charge or other encumbrance imposed), and includes a payment which a person is liable to make as a result of having claimed a credit in relation to any Tax in excess of the amount properly claimable, and, in a case where Tax for which a person is liable is (or is to be) discharged by another, the amount corresponding to that Tax for which that person, in respect of that discharge, is liable regardless of whether any amount in respect of any of them is recoverable from any other person or charged joint and severally with any other person.

19

"Tax Authority" means any government, state or municipality or any local, state, federal or other fiscal, customs or excise authority, body or Public Official anywhere in the world with responsibility for, or competent to impose, administer or collect, any Tax.

"Tax Claim" means any claim in respect of breach of the Tax Warranties or any claim under clause 2.1 (Covenant) of the Tax Deed.

"Tax Deed" means the deed relating to Tax dated on or around the date of this Agreement.

"Tax Warranties" means the Warranties given in paragraph 23 of Schedule 4.

"TDSA" means the transitional distribution services agreement, in the agreed form, between Haleon Trading Services and the Company and UK Newco to be entered into on Completion.

"TDSA Services" has the meaning given to that term in Schedule 18.

"Tenders" means those tender contracts which are listed in Part 2 of Schedule 14.

"Third Party Consent" means any consent, approval, clearance, confirmation, licence or any other action of any third party (including any agreement with any third party and waiver of objection rights of, or lapse of objection periods for, any third party).

"Thrive Brands" means the brands listed in Part 4 of Schedule 8.

"Thrive Co-existence Agreement" means the co-existence agreement between [***] and [***] dated [***] which governs [***] use and registration of "TRIVEST" trade marks and [***] use and registration of "THRIVE" trade marks.

"Thrive Products" means the products listed in Part 4 of Schedule 8.

"Thrive Territories" means the territories listed in Part 4 of Schedule 8.

"Thrive Trade Marks" means the Assigned Trade Marks and OOS Marks which comprise or incorporate the word "THRIVE" and which are subject to the Thrive Co-existence Agreement, including:

(a)           "THRIVE" with registration number [***] in Canada;

(b)           "THRIVE COMPLET" with registration number [***] in Canada;

(c)            "THRIVE COMPLETE" with registration number [***] in Canada;

(d)           "THRIVE ANYWHERE" with registration number [***] in Canada;

(e)            "THRIVE" with registration number [***] in Costa Rica;

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(f)            "THRIVE" with registration number [***] in the Dominican Republic; and

(g)            "THRIVE" with registration number [***] in Nicaragua.

"Transaction Documents" means:

(a)	this Agreement;

(b)	the Disclosure Letter;

(c)	the MSA;

(d)	the TDSA;

(e)	the Reorganisation Agreements;

(f)	the Tax Deed;

(g)	the Quality Agreement;

(h)	the Pharmacovigilance Agreement;

(i)	the GSK Transitional Marks Sublicence;

(j)	the Haleon Corporate Marks Licence;

(k)	the OOS Global Assignment Agreement;

(l)	the Supplemental Disclosure Letter; and

(m)	any document amending or supplementing any of the documents set out in this definition.

"Transfer Regulations" means any law implementing Council Directive 77/187/EEC as amended by Council Directive 90/50/EC and 2001/23/EC and any similar legislation in any jurisdiction which provides for the automatic transfer of employment in the event of a transfer of a business or services (including for the avoidance of doubt the Transfer of Undertakings (Protection of Employment) Regulations 2006 (as amended and replaced from time to time)).

"Transferred Domain Names and Social Media Accounts" means the domain names and social media accounts listed in Schedule 13.

"Transferred Employee" means each Business Employee who is employed by the Target Group on the Completion Date, whether as a result of accepting an offer of employment or pursuant to the Transfer Regulations.

"Transferred IP" means the Assigned Designs, Assigned Patents, the Assigned Trade Marks, the Product Intellectual Property Rights and the Transferred Domain Names and Social Media Accounts.

"UAE Merger Control Condition" has the meaning given in clause 4.1(b)(iii).

"UK GDPR" means the UK version of the EU General Data Protection Regulation (EU) 2016/679 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, which is part of UK law by virtue of the European Union (Withdrawal) Act 2018.

"UK Newco" means the private limited company which is to be incorporated in England and Wales between the date of this Agreement and Completion, details of which are given in Part 2 of Schedule 1.

21

"Uncommercialised Marketing Authorisations" has the meaning given in paragraph 8 of Part 1 of Schedule 11.

"US Manufacturing" means Manufacturing of Products excluding [***] Products in the United States (which for these purposes includes Puerto Rico).

"US Manufacturing IP" means any Intellectual Property Rights (excluding domain names, trade marks, service marks, trade names, business names, rights in get-up and trade dress, social media profiles and accounts and the Excluded Intellectual Property) which as at the Completion Date are [***], and in each case, which are necessary for the Manufacture of any Products excluding [***] Products within the United States (including for these purposes Puerto Rico) in the same manner as such Manufacture was carried out in relation to such Product(s) as at, or during the twelve (12) month period immediately prior to, the date of this Agreement.

[***]

"VAT" means: (a) value added tax and any other sales tax of a similar nature imposed pursuant to any legislation applicable in the UK in force from time to time; (b) value added tax and any other sales tax of a similar nature imposed pursuant to any legislation applicable in Switzerland in force from time to time; (c) value added tax imposed in any member state of the European Union pursuant EU domestic legislation in force from time to time which derives from, implements or is related to the European Council Directive on the common system of value added tax (Directive 2006/112/EC); and (d) value added tax and any other sales tax of a similar nature imposed in any other country.

"VDD Financial Report" means financial report provided in the Data Room at 3.1.1, prepared by PricewaterhouseCoopers LLP and made available to the Purchaser on a non-reliance basis.

"Warranties" means the warranties given pursuant to clause 12 and set out in Schedule 4.

"Written Resignation Letters" means the written resignation letter, in a form to be agreed between the Seller and the Purchaser, to take effect from Completion waiving all claims against all Target Group Companies and in turn the relevant Target Group Company waiving all claims against the Outgoing Director.

"Wrong Pockets Period" has the meaning given in clause 11.1(a).

1.2	Interpretation

In this Agreement (including the recitals and the Schedules to it), unless otherwise specified:

(a)

references in this Agreement to the Parties, the recitals, Schedules and Parts, appendices, clauses and subclauses, are references respectively to the parties and their legal personal representatives, successors and permitted assigns, the recitals, schedules, parts of schedules and appendices to, clauses and subclauses of this Agreement. References to paragraphs and sub-paragraphs in each Schedule are references to paragraphs and sub-paragraphs in that particular Schedule unless the context requires otherwise;

(b)	headings to clauses, Schedules, appendices, paragraphs and table of contents are for convenience only and do not affect the interpretation of this Agreement;

(c)	references to this Agreement include the recitals, Schedules and appendices which form part of this Agreement for all purposes;

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(d)

all references to statutes, statutory provisions, enactments, directives or regulations include references to any consolidation, re-enactment, modification or replacement of them, any statute, statutory provision, enactment, directive or regulation of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force under any of them from time to time except to the extent that any consolidation, re-enactment, modification or replacement enacted after the date of this Agreement would extend or increase the liability of a Party to another under this Agreement;

(e)	references to a "Party" or "Parties" shall be construed to include Purchaser and Seller only for all provisions of this Agreement;

(f)	references to a "company" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

(g)

references to a "person" shall include any individual, firm, company, unincorporated association, trust, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality;

(h)

words in one gender include any other gender, words importing individuals import companies and vice versa, words in the singular shall be treated as including the plural and vice versa, and words importing the whole include a reference to any part of them;

(i)	a "holding company" means a "holding company" as defined in section 1159 of the CA 2006 or shall have the meaning attributed to the term "parent undertaking" in section 1162 of the CA 2006;

(j)

a "subsidiary" means a subsidiary as defined in section 1159 of the CA 2006 and a company shall be treated, for the purposes only of the membership requirement contained in subsections 1159(1)(b) and (c) of the CA 2006, as a member of another company even if its shares in that other company are registered in the name of (i) another person (or its nominee), whether by way of security or in connection with the taking of security, or (ii) its nominee;

(k)

a "subsidiary undertaking" means a subsidiary undertaking as defined in section 1162 of the CA 2006 and a company shall be treated, for the purposes only of the membership requirement contained in subsections 1162(2)(b) and (d) of the CA 2006, as a member of another company even if its shares in that other company are registered in the name of (i) another person (or its nominee), whether by way of security or in connection with the taking of security, or (ii) its nominee;

(l)	the expression "undertaking" shall have the meaning given to it in the CA 2006;

(m)

references to "writing" or "written" includes any method of reproducing words or text in a legible and non-transitory form and, except where expressly stated otherwise, shall include text transmitted by email;

(n)

reference to "agreed form" means, in relation to any document, the form of that document which has been confirmed in writing as being in the agreed form by or on behalf of the Seller (or the Seller's Solicitors on the Seller's behalf) and the Purchaser (or the Purchaser's Solicitors of the Purchaser's behalf) with such changes as the Seller and the Purchaser, or the Seller's Solicitors and the Purchaser's Solicitors, may agree in writing before Completion;

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(o)

references to times of the day are references to that time in London, United Kingdom and references to a day (including within the phrase "Business Day") are references to a period of twenty-four (24) hours running from midnight to midnight;

(p)	any reference to a "month" means a calendar month;

(q)

references to any English statutory provision or legal term for any Action, remedy, method of judicial proceeding, legal document, legal status, court, Public Official or other legal concept, state of affairs or thing shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English statutory provision or legal term or other legal concept, state of affairs or thing;

(r)	references to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, assigned, novated or replaced from time to time;

(s)

references to the word "include" or "including" (or any similar term) are not to be construed as implying any limitation and general words introduced by the word "other" (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts;

(t)

unless specified to the contrary, references to "indemnify" and "indemnifying" any person against any circumstance include indemnifying and holding that person harmless (in accordance with clause 22.17, on an after-Tax basis) and:

(i)

references to the Purchaser indemnifying each member of the Seller's Group shall constitute undertakings by the Purchaser to the Seller for itself and on behalf of each other member of the Seller's Group; and

(ii)

references to the Seller indemnifying each member of the Purchaser's Group shall constitute undertakings by the Seller to the Purchaser for itself and on behalf of each other member of the Purchaser's Group;

(u)	references to:

(i)	"Sterling" or "£" or "GBP" are to the lawful currency of the United Kingdom as at the date of this Agreement;

(ii)

the knowledge, information, belief or awareness of the Seller or any similar expression shall be construed as a reference to the actual knowledge, awareness, information or belief of the following individuals having made reasonable enquiry: [***]

(iii)

the knowledge, information, belief or awareness of the Purchaser or any similar expression shall be construed as a reference to the actual knowledge, awareness, information or belief of the following individuals having made reasonable enquiry: [***]

(v)	section 1122 Corporation Tax Act 2010 is to apply to determine whether one person is connected with another for the purposes of this Agreement;

(w)

in the event of a conflict between any provision of the body of this Agreement and a Schedule or Appendix or attachment, the provisions of the body of this Agreement shall prevail (save in the case of Schedule 18 which shall take priority over the provisions of the body of this Agreement); and

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(x)	in respect of each Warranty that is given at Completion, reference to "the date of this Agreement" (or similar expressions) shall be construed as a reference to "the Completion Date".

2.	Sale and purchase

2.1	Sale and purchase of Shares

The Seller agrees to sell and transfer (or procure to be transferred), and the Purchaser agrees to purchase, the Shares as at and with effect from the Completion Date on the basis that they are sold with Full Title Guarantee and free from any Encumbrance.

2.2	Rights attaching to the Shares

The Shares shall be sold together with all rights now or hereafter attaching to them, including all rights to any dividend or other distribution declared, made or paid after the Completion Time.

2.3	Waiver of restrictions on transfer

The Seller hereby irrevocably waives and agrees to procure the waiver of any restrictions on transfer (including rights of pre-emption) which may exist in relation to the Shares, whether under the articles of association of the Company or otherwise.

2.4	Sale of all the Shares

No Party shall be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all the Shares is completed simultaneously in accordance with this Agreement.

3.	Consideration

The total price for the Shares, the Held-Back Assets, the OOS Marks, the Customer Lists, the Books & Records and the Artwork Files to be paid by the Purchaser to the Seller (the "Consideration") shall be the sum of:

(a)	the Completion Consideration, payable by the Purchaser to the Seller at Completion in accordance with clause 7.2(a)(ii); plus

(b)	the Earn-Out Consideration, payable in accordance with Schedule 19, if any.

The foregoing is without prejudice to the Purchaser's separate obligation to pay for remaining TDSA Stock (as defined in the TDSA) and Replenishment Stock (as defined in the TDSA) in accordance with the terms of the TDSA.

4.	Conditions

4.1	Conditional Completion

Completion is conditional on the following Conditions being satisfied (or waived in accordance with clause 4.2 below) on or before 6 pm on the Long Stop Date:

(a)	the Reorganisation having been completed in all material respects in accordance with the Reorganisation Steps Plan (the "Reorganisation Condition");

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(b)

merger control filings and notifications in respect of the transactions contemplated in this Agreement have been made to the Competent Authorities and all Clearances to the extent necessary under Applicable Laws for completion of the transactions contemplated in this Agreement having been obtained and/or, with the exception of the UAE Merger Control Condition, applicable waiting periods having expired from the relevant Merger Control Authorities (whether by lapse of time or express confirmation of the relevant Merger Control Authorities) in each of the following jurisdictions:

(i)	Brazil (the "Brazil Merger Control Condition");

(ii)	Saudi Arabia (the "Saudi Arabia Merger Control Condition"); and

(iii)	the United Arab Emirates (the "UAE Merger Control Condition"); and

(c)	a notification has been made under the Swedish FDI Regime and the Swedish FDI Authority:

(i)	having determined that the transactions contemplated in this Agreement do not require any Clearance under the applicable foreign investment laws;

(ii)	having granted (or being deemed to have granted) their unconditional Clearance under the applicable foreign investment laws for the transactions contemplated in this Agreement; or

(iii)

having granted their conditional Clearance under the applicable foreign investment laws for the transactions contemplated in this Agreement and any conditions, prescriptions, recommendations and obligations that are necessary to allow Completion to occur pursuant to such Clearance having been satisfied or complied with

(the "Sweden FDI Condition").

4.2	Waiver of Conditions

Any of the Conditions may be waived, in whole or in part, only with the written consent of the Seller and the Purchaser.

4.3	Reorganisation Condition

(a)

The Seller shall, and shall procure that other relevant members of the Seller's Group shall, satisfy the Reorganisation Condition in accordance with the steps and timings set out in the Reorganisation Steps Plan.

(b)	Prior to executing (or permitting any member of the Seller's Group or any member of the Target Group to execute) a Reorganisation Agreement, the Seller shall:

(i)	provide the Purchaser's Solicitors a draft of such Reorganisation Agreement and a reasonable period in which to review and comment on such draft;

(ii)	consider reasonably and timely comments on such Reorganisation Agreement made by the Purchaser's Solicitors during the period referred to in clause 4.3(b)(i);

(iii)

to the extent that the Purchaser's Solicitors had comments pursuant to clause 4.3(b)(ii) on a material Reorganisation Agreement which the Seller has not incorporated, obtain the Purchaser's Solicitors' written approval prior to the execution of any such material Reorganisation Agreement (such approval not to be unreasonably withheld, delayed or conditioned); and

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(iv)	after execution of any Reorganisation Agreement, provide a copy thereof to the Purchaser's Solicitors as soon as reasonably practicable and in any event prior to Completion.

(c)

The Seller shall not, to the extent it would directly or indirectly prejudice the Purchaser's Group (including for these purposes the Target Group), make any changes to the Reorganisation and/or structure and steps currently envisaged by the Reorganisation Steps Plan without the prior written consent of the Purchaser (not to be unreasonably withheld, delayed or conditioned).

(d)

As soon as reasonably practicable following a request from the Purchaser, the Seller shall inform the Purchaser with reasonable details as to the status of the effectuation of the Reorganisation and steps completed and outstanding to satisfy the Reorganisation Condition.

4.4	Purchaser Conditions

The Purchaser undertakes to the Seller to use reasonable endeavours to satisfy or procure the satisfaction of all of the Purchaser Conditions as soon as practicable following the date of this Agreement, and in any event on or before the Long Stop Date. For that purpose:

(a)	the Purchaser shall undertake all of the steps set out in clause 4.5 below;

(b)	the Purchaser shall be required to:

(i)

propose, negotiate, offer to commit and effect, by consent, decree, undertaking, hold separate order, or otherwise, the sale, divestiture, licence or disposition of such assets or businesses of the Purchaser or any member of the Purchaser's Group, or of the Business, or of a combination of such assets or businesses of the Purchaser, any member of the Purchaser's Group and/or the Business (each, a "Divestment"), provided that the Purchaser shall not be required to propose, negotiate, offer to commit and effect any Divestment (alone or taken together with other Divestments) of assets and/or businesses with a value exceeding [***]; and/or

(ii)

in respect of remedies not covered by clause 4.4(b)(i) above, offer to take or offer to commit to take any action (including any action that limits its freedom of action, ownership or control with respect to, or its ability to retain or hold, any of the businesses, assets, product lines, properties or services of the Purchaser, any member of the Purchaser's Group and/or the Business), provided that the Purchaser shall not be required to take or offer to commit to take any action which (alone or taken together with other actions) the Purchaser, acting reasonably, considers to be material in the context of the Purchaser's Group; and

(c)	the Purchaser shall use all reasonable endeavours to avoid:

(i)	the commencement of any "Phase II" or analogous investigation into the transactions contemplated in this Agreement;

(ii)	any suit being brought before any court or tribunal to enjoin the transactions contemplated in this Agreement; and/or

(iii)	the issuing of any decision to prohibit the acquisition or any other transactions contemplated in this Agreement.

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4.5	Submission of applications

Subject to the provisions of clauses 4.4(a) above and 4.6(c) below but notwithstanding any other provision of this Agreement, the Purchaser agrees in connection with each of the Purchaser Conditions that it shall, and shall procure that each relevant member of the Purchaser's Group shall:

(a)	submit to the relevant Competent Authorities:

(i)

the filing in respect of the Swedish FDI Condition as early as reasonably feasible following the date of this Agreement, but in any case within a period of [***] Business Days from the date of this Agreement;

(ii)

the filing in respect of the Saudi Arabia Merger Control Condition as early as reasonably feasible following the date of this Agreement, but in any case within a period of [***] Business Days from the date of this Agreement;

(iii)

the filing in respect of the UAE Merger Control Condition as early as reasonably feasible following the date of this Agreement and in any event within [***] Business Days from the date of this Agreement; and

(iv)

the merger control filing related to the Brazil Merger Control Condition within [***] Business Days from the date the Purchaser has received a written notice from the Seller confirming the successful completion of steps [***] of the Reorganisation Steps Plan as notified by the Seller to the Purchaser, and, in each case, pay any necessary filing fees and other administrative costs that are associated with such filings;

(b)

to the extent not otherwise required by Applicable Laws, be primarily responsible for contacting and corresponding with the relevant Competent Authorities (as well as any other competition or foreign investment authority that contacts the Purchaser or the Seller in relation to the transactions contemplated in this Agreement, as the case may be), including the preparation and submission of all necessary filings, submissions and notifications to be made to the relevant Competent Authorities, but the Purchaser shall consult with the Seller in a reasonable fashion and keep the Seller reasonably updated as to progress towards the satisfaction of each of the Purchaser Conditions, including promptly informing the Seller of any material communication with any of the relevant Competent Authorities;

(c)

before sending any material communication to any of the relevant Competent Authorities, provide a draft copy of such communication to the Seller and allow reasonable time which in any case should not be less than at least three (3) Business Days, for the Seller to review and comment;

(d)

obtain the Seller's written consent (such being not unreasonably withheld) for the inclusion of any information which relates either directly or indirectly to the Seller, for which the Seller could be held liable in respect of its accuracy prior to sending any material communications to any Competent Authority which includes the submission of such information;

(e)

provide the Seller with copies of all applications, submissions or information submitted to any relevant Competent Authority as soon as reasonably practicable after such submission (with any confidential information of the Purchaser redacted as appropriate) and with reasonable details of material non-written communications; and

(f)

to the extent reasonably practicable, the Purchaser shall give the Seller reasonable notice of, and the opportunity to participate in, all meetings and material telephone calls with the relevant Competent Authorities, unless prohibited by the relevant Competent Authorities or Applicable Laws from doing so.

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4.6	Seller's cooperation with Purchaser Conditions

(a)	Subject to the provisions of this clause 4.6, in relation to the satisfaction of the Purchaser Conditions, the Seller shall:

(i)	consult with the Purchaser at reasonable times;

(ii)

provide to the Purchaser, such information and reasonable assistance as is reasonably necessary for the purposes of the satisfaction of the Purchaser Conditions including where necessary, submit relevant submissions and documents to the relevant Competent Authorities;

(iii)

as soon as reasonably practicable, inform the Purchaser of any material communication from or with the relevant Competent Authorities as may be received by the Seller, provide a draft copy of such communication to the Purchaser and allow reasonable time (which in any case should not be less than at least three (3) Business Days) for the Purchaser to review and comment;

(iv)

provide the Purchaser as soon as reasonably practicable with copies of material written communications received by it from, or all communications and information sent by it to, the Competent Authorities in relation to the transactions contemplated in this Agreement (confidential information of the Seller redacted as appropriate), and reasonable details of material non-written communications;

(v)

as soon as reasonably practicable after being notified by the Purchaser and in any event within any relevant time limit, provide to the relevant Competent Authorities such information as they may require, including attending any meetings or calls with any Competent Authorities as may be necessary for the satisfaction of the Purchaser Conditions; and

(vi)

to the extent reasonably practicable, the Seller shall give the Purchaser reasonable notice of, and the opportunity to participate in, all meetings and material telephone calls with the relevant Competent Authorities, unless prohibited by the relevant Competent Authorities or Applicable Laws from doing so.

(b)

Notwithstanding anything in this Agreement to the contrary, the Purchaser shall not without the Seller's prior consent propose, negotiate, take or commit to the relevant Competent Authorities, and neither the Seller nor any member of the Seller's Group shall be required to agree to, the taking of any action that would:

(i)	require the Seller or any member of the Seller's Group to retain any part of the Business;

(ii)	place any limitations on the Seller or any member of the Seller's Group; or

(iii)

result in an adverse effect on the Seller or any member of the Seller's Group (other than in respect of the Business and then only to the extent such taking of action would not adversely affect the Seller's ability to discharge its obligations under the Transaction Documents).

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(c)	Nothing in clauses 4.5, 4.6(a) and 4.6(b) above shall require the Purchaser or the Seller (as the case may be) to:

(i)	share information, documents or communications with the other Party if prohibited by a Competent Authority or any Applicable Laws; and

(ii)

disclose to, or receive from, the other Party any competitively sensitive information or business secrets. In order to comply with their respective obligations set out in clauses 4.5, 4.6(a) and 4.6(b) above, each of the Purchaser and the Seller shall make arrangements for the provision of copies of relevant information, documents and communications to the other Party's external advisers (on an external adviser only basis) together with redacted versions excluding any such competitively sensitive information or business secrets.

4.7	Condition notifications

(a)

The Purchaser and the Seller undertake to each other to notify the other Party in writing of anything which will or may: (i) impact or delay the timing of satisfaction of any of the Conditions; or (ii) prevent any of the Conditions from being satisfied on or before the Long Stop Date, in each case as soon as reasonably practicable after it comes to their attention.

(b)

The Purchaser and the Seller undertake to each other to notify the other Party as soon as reasonably practicable on becoming aware that any of the Conditions have been satisfied and in any event within two (2) Business Days of such satisfaction.

4.8	Failure to fulfil Conditions

(a)

If each of the Purchaser Conditions is not satisfied or waived on or before the Long Stop Date, this Agreement shall automatically terminate (unless the Parties agree otherwise in writing), and the provisions in clause 20 shall apply.

(b)

If the Reorganisation Condition is not satisfied or waived on or before the Long Stop Date, the Purchaser may give a notice in writing (which, for this purpose, does not include email) to the Seller that it wishes to terminate this Agreement, and the provisions of clause 20 shall apply.

5.	Reorganisation

5.1	No claims under Reorganisation Agreements

Without prejudice to clauses 22.10 and 22.11 and the provisions of the Tax Deed, to the extent that any claim by a Target Group Company against the Seller or a member of the Seller's Group under the Reorganisation Agreements can also be made by the Purchaser pursuant to the Warranties, any indemnity or other provision of this Agreement, such claim shall only be made under this Agreement and not pursuant to the Reorganisation Agreements.

5.2	Shared CMO Contracts, [***] Agreements and Tenders

(a)

The Parties agree that (other than clauses 5.2(b) and 5.2(e) which shall apply from the date of this Agreement), the provisions of this clause 5.2 shall apply to: (i) the Shared CMO Contracts from the Completion Date (to the extent not resolved prior to Completion as part of the Reorganisation); and (ii) Tenders from the Applicable Cutover Date for the Relevant Territory under the TDSA and, in the case of Tenders, the benefit of such Tenders shall, until such Applicable Cutover Date, be remitted pursuant to the terms of the TDSA and not this clause 5.2.

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(b)

Subject to clause 5.2(e) below, the Seller shall, and shall procure that the other relevant members of the Seller's Group shall, [***] obtain all Third Party Consents which are required to [***] to such members of the Purchaser's Group as the Purchaser shall nominate and the relevant portion of each Shared CMO Contract to such Target Group Company as the Purchaser shall nominate, in each case, as soon as reasonably practicable following the date of this Agreement, and in any event before the Relevant Date (and in each case excluding any Excluded Liabilities). The Purchaser shall, and shall procure that the other members of the Purchaser's Group (including, after Completion, the Target Group Companies) shall, [***] co-operate with the Seller to obtain any such Third Party Consents including by providing any information reasonably requested for that purpose.

(c)	Subject to clause 5.2(e) below, if any Third Party Consent referred to in this clause 5.2, has not been obtained prior to the Relevant Date, then until it is obtained:

(i)	the obligations of the Seller to [***] obtain, or procure that there is obtained, that Third Party Consent shall continue for a period ending twelve (12) months from the Relevant Date;

(ii)

the transfer of that Shared CMO Contract or Tender (the "Relevant Contract") shall not take effect and the relevant members of the Seller's Group shall remain the contracting Party unless and until the relevant Third Party Consent is obtained (notwithstanding that it may have beneficially and economically transferred);

(iii)

the Seller and the Purchaser shall, between themselves, treat each other as if that Relevant Contract had been transferred to the relevant Target Group Company at the Relevant Date (other than in respect of the Excluded Liabilities);

(iv)

from the Relevant Date, the Seller shall procure that the relevant members of the Seller's Group will hold the Relevant Contract in trust and administer the Relevant Contract for the relevant Target Group Company and will forward to the relevant Target Group Company, as soon as reasonably practicable upon receipt, any benefits received by it to the extent that they relate to that Relevant Contract and the Purchaser shall meet any amounts due under such Relevant Contract from and after the Relevant Date;

(v)

the Purchaser shall procure that a Target Group Company (at such Target Group Company's cost) performs all the obligations under any such Relevant Contract, to be discharged after the Relevant Date (other than in respect of the Excluded Liabilities); and

(vi)

the Seller shall from Completion give all reasonable assistance to the relevant Target Group Company (at the sole expense of that Target Group Company) to enable the relevant Target Group Company to enforce its rights under any such Relevant Contract.

(d)	If:

(i)

the terms of any particular Relevant Contract do not permit the relevant Target Group Company to perform the Seller's Group's obligations as sub-contractor or as agent, or do not permit the Relevant Contract to be held on trust for the Purchaser or a Target Group Company and be administered by a member of the Seller's Group, or if any of the foregoing is not otherwise legally permissible or the arrangement is not practicable for other reasons; or

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(ii)

following the Relevant Date, any Third Party Consent is not obtained in accordance with clause 5.2(c) above or is refused and the procedure set out in this clause 5.2 does not enable the benefit of any Relevant Contract to be enjoyed in all material respects by the relevant Target Group Company after the Relevant Date, then the Seller and the Purchaser shall use all Commercially Reasonable Efforts to achieve an alternative solution by which the relevant Target Group Company shall receive the benefit of that Relevant Contract and assume the associated obligations (other than any Excluded Liability).

(e)	The parties agree that:

(i)	in respect of the [***] Agreement:

(A)

from the date of this Agreement until the first anniversary of the Completion Date, the Seller shall [***] to enter into a tripartite agreement with the relevant member of the Seller's Group and a member of the Target Group for the purposes of novating the relevant portion of the [***] Agreement that relates to the Business to such member of the Target Group as the Purchaser shall nominate; and

(B)

where this has not been achieved by step 7B of the Reorganisation Steps Plan, the Seller shall cause the relevant member of the Seller's Group to: (I) serve notice on such date on [***] with the effect of assigning its rights under the [***] Agreement relevant to the Business to such member of the Target Group as the Purchaser shall nominate; but (II) continue to comply with its obligations under clause 5.2(e)(i)(A) until the first anniversary of the Completion Date;

(ii)

pre-Completion, the [***] Agreement will transfer pursuant to the Reorganisation by service of a notice by the relevant member of the Seller's Group to the effect that its rights and obligations other than any Excluded Liabilities (as they relate to the Business) are novated to such member of the Target Group as the Purchaser shall nominate; and

(iii)

in respect of the [***] Agreements, the Seller, if so requested by the Purchaser, shall [***] to enter into an agreement with the Company and UK Newco for the purpose of novating: (A) the [***] Agreement to UK Newco; and (B) the [***] Agreement to the Company, in each case pursuant to the Reorganisation.

5.3	Excluded Asset or Excluded Liability

Nothing in this Agreement shall operate to transfer to the Target Group or the Purchaser's Group, under the Reorganisation, any right in any Excluded Asset or Excluded Liability or the undertaking or any part of the undertaking of, the Seller or the Seller's Group other than the Business Assets and Assumed Liabilities.

5.4	Intellectual Property

(a)

The Seller shall transfer the Seller's Group's rights in the Co-Owned IP to the Target Group Company as the Purchaser shall nominate. To the extent that the consent of a co-owner is required for such a transfer to be effective, the Seller shall [***] obtain [***] consent (as may be required) to the transfer. The Purchaser shall, and shall procure that the other members of the Purchaser's Group (including, after Completion, the Target Group Companies) shall [***] co-operate with the Seller to obtain such consent including by providing any information reasonably requested for that purpose. Prior to the Seller obtaining any required consent to transfer the Seller's Group's rights in the Co-Owned IP, the Seller shall not (or shall procure that the relevant member of the Seller's Group does not) [***].

32

(b)	If the consent referred to in clause 5.4(a) above, has not been obtained prior to Completion, then subject to the Purchaser's Group providing such assistance as the Seller reasonably requires:

(i)	the obligations of the Seller to [***] obtain the consent shall continue for a period ending [***] from the Completion Date; and

(ii)

until such consent has been obtained, for the duration of the full term of protection of the relevant Co-Owned IP which consent has not been obtained, the Seller shall indemnify the Purchaser and members of the Purchaser's Group against any and all reasonable Losses suffered or incurred by the Purchaser and/or members of the Purchaser's Group (as applicable) in the relevant territory (or territories) arising out of, or in connection with, any action commenced by [***].

(c)

The Parties acknowledge and agree that the Thrive Trade Marks shall be assigned to the Target Group subject to the Thrive Co-existence Agreement. The Parties shall [***] to procure that [***] and the relevant Target Group Company enters into a novation agreement with [***] (or its successor in title) as soon as reasonably practicable following Completion to transfer [***] rights and obligations under the Thrive Co-existence Agreement to the Target Group. The provisions of clauses 5.2(c) and 5.2(d) shall apply mutatis mutandis to the Thrive Co-existence Agreement until such novation agreement is in force. Until such novation agreement is entered into, the Seller shall indemnify the Purchaser for any Losses suffered or incurred by the Purchaser and/or members of the Purchaser's Group (as applicable) arising out of, or in connection with, any [***].

(d)

As soon as reasonably practicable following the Reorganisation, the Seller shall, and shall procure that other relevant members of the Seller's Group shall, at the Seller's own cost, take all reasonable steps to apply to the appropriate patent, trade mark and domain name registries or offices to record the change of ownership or registrant of the Assigned Designs (subject to clauses 5.4(a) and 5.4(b) above), Assigned Patents, Assigned Trade Marks and Transferred Domain Names and Social Media Accounts (or applications for registration of the same) under the Reorganisation into the name of the relevant Target Group Company, and shall ensure the name of the relevant Target Group Company is registered as the proprietor or registrant thereof as soon as reasonably possible following Completion. The Purchaser shall provide such assistance, at the Purchaser's own cost, as may reasonably be requested by the Seller to assist it, or any relevant member of the Seller's Group, in the fulfilment of its obligations under this clause 5.4.

(e)

Neither the Seller nor any member of the Seller's Group shall be responsible or liable for any failure or delay in fulfilling its obligations under clauses 5.4(a) to 5.4(d) above if or to the extent such failure or delay is caused by or arises out of: (i) the Purchaser's refusal, inaction or delay to provide its reasonable assistance to the Seller or any relevant member of the Seller's Group as required under clauses 5.4(a) to 5.4(d) above; or (ii) any matters or circumstances outside of the Seller's Group's reasonable control (including any delay as may be caused by the appropriate patent, trade mark and domain name registries or offices), save that this sub-clause (ii) shall not apply to the Seller's obligation to indemnify the Purchaser and the members of the Purchaser's Group pursuant to clause 5.4(b)(ii) and clause 5.4(c).

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(f)

As soon as reasonably practicable following the date of this Agreement and in any event no later than the Completion Date, the Seller shall grant, and shall cause the relevant members of the Seller's Group to grant, UK Newco a non-exclusive, royalty-free, fully paid-up, sub-licensable and freely assignable (sub) sub-licence to use the [***] IP, in each case: (i) subject to the same terms as the [***] Agreement, and all applicable rights, obligations and restrictions on the Seller's Group under the [***] Agreement will apply mutatis mutandis to the Company; and (ii) solely for the purposes of the Manufacture of the [***] Products anywhere in the world (excluding [***]) and the supply of the [***] Products for sale in [***].

5.5	Employees and Pensions

The provisions of Schedule 7 shall have effect.

5.6	Costs and Liabilities

(a)

Notwithstanding the other provisions of this Agreement and the other Transaction Documents, but without prejudice to the terms of the Tax Deed, the Parties agree and acknowledge that all and any Costs (excluding Taxation) in connection with, as a result of, or in respect of the Reorganisation shall be borne by the Seller.

(b)

Without prejudice to the terms of the Tax Deed, the Seller, on its behalf and on behalf of the relevant members of the Seller’s Group, undertakes to the Purchaser to fully and effectively indemnify and hold harmless the Purchaser and the Target Group from and against all Costs (excluding Taxation) which the Purchaser or any members of the Target Group may suffer or incur in respect of:

(i)	steps undertaken to implement the Reorganisation;

(ii)	any failure by the Seller to undertake the steps outlined in the Reorganisation Steps Plan; or

(iii)	any other steps undertaken in pursuit of the Reorganisation whether or not specified in the Reorganisation Steps Plan.

(c)

In the event that the Purchaser serves notice on the Seller in respect of a claim under this clause 5.6, the Purchaser shall be deemed to have at the same time served valid notice of a Tax Claim (in compliance with the requirements thereof) to the Seller in respect of any Taxation arising in respect of, by reference to or in consequence of the same facts, matters and circumstances.

(d)	Paragraph 6 of Schedule 11 shall apply in respect of the costs related to the transfer of Marketing Authorisations.

6.	Pre-Completion obligations

6.1	Gap Covenants

(a)	As from the date of this Agreement until Completion:

(i)	the Seller undertakes to the Purchaser that, within the confines of any Applicable Laws, it shall procure the performance and observance of those matters listed in Schedule 2; and

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(ii)

the Seller undertakes to the Purchaser that, subject to Applicable Laws, it shall procure that, save with the prior written consent of the Purchaser (such consent not to be unreasonably delayed, withheld or conditioned), each relevant member of the Seller's Group (including any Target Group Company) shall procure to take all reasonable steps to preserve and protect the Business and Business Assets (save for the [***] in respect of which clause 18 shall apply), subject to the qualifications included in paragraph 3 of Schedule 2, and notify the Purchaser in writing promptly of any material adverse change in the Business.

(b)

For the purpose of this clause 6.1 and Schedule 2, in respect of each of the Seller's undertakings that is given in respect of a Held-Back Asset, references to "from the date of this Agreement until Completion" (or similar expressions) shall be construed as references to "from the date of this Agreement until the Applicable Cutover Date" or in the case of the Marketing Authorisations, Dossiers and Product Files, shall be construed as references to "from the date of this Agreement until the Marketing Authorisation Transfer Date", in respect of the following pre-completion obligations only:

(i)	paragraph 2(d);

(ii)	paragraph 2(g);

(iii)	paragraph 2(i);

(iv)	paragraph 2(m); and

(v)	paragraph 2(r)(vi) provided that this paragraph shall only apply to a disposal of the relevant Held-Back Asset.

6.2	Separation Plan

(a)

An initial Separation Plan is set out in Schedule 9, the market cutover dates of which align with the Target Distribution Transfer Dates set out in Schedule 3 to the TDSA by which the Parties plan to effect Marketing Authorisation Transfer in respect of each of the Relevant Territories.

(b)	The Parties shall jointly and in good faith finalise within twenty (20) Business Days of:

(i)	the date of this Agreement, a further version of the Separation Plan which shall focus on separation activities prior to Completion (the "Preliminary Separation Plan"); and

(ii)

Completion, a final version of the Separation Plan which shall focus on separation activities following Completion (and shall include the deadline for submission to the applicable Governmental Entity each Marketing Authorisation) (the "Final Separation Plan").

(c)

The Final Separation Plan shall include any additional detail required in connection with the activities to be completed by the relevant Parties between Completion and, in respect of each Relevant Territory, the earlier of: (i) the Marketing Authorisation Transfer Date; and (ii) the Market Authorisation Long Stop Date, without changing the Target Distribution Transfer Dates set out in Schedule 3 to the TDSA, which TDSA contains detailed provisions dealing with potential timing extensions. In any event, the Final Separation Plan shall be finalised with a view to setting out the process by which the Purchaser, or the relevant member(s) of the Purchaser's Group or its or their agent(s) or designee(s) shall become the distributor of the Products in each of the Relevant Territories (including, without limitation to Schedule 11, the process by which the Marketing Authorisations in respect of such Products shall be transferred to the Purchaser, or the relevant member(s) of the Purchaser's Group or its or their agent(s) or designee(s)), in a smooth and orderly manner, and with a view to achieving the Target Distribution Transfer Dates set out in Schedule 3 to the TDSA as extended in accordance with the terms of the TDSA. Each Party shall use its Commercially Reasonable Efforts to comply with the Preliminary Separation Plan and the Final Separation Plan. The Final Separation Plan shall include a plan and timetable for Separation, to conclude no later than the Long Stop Date (as defined in the TDSA).

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(d)

Notwithstanding any other provision of this Agreement and unless otherwise approved by the Seller in writing, the final Separation Plan to be agreed between the Parties in accordance with this clause 6.2 shall include the market cutover dates included in the preliminary Separation Plan set out in Schedule 9, subject to the provisions of the TDSA, which contains detailed provisions dealing with potential timing extensions.

6.3	Pharmacovigilance, Quality Readiness

Following the date of this Agreement, the Parties shall, acting reasonably and in good faith, negotiate and, no later than thirty (30) days prior to the Completion Date, finalise the Pharmacovigilance Agreement and the Quality Agreement in readiness for execution of the same on the Completion Date in accordance with clause 7.2 (Obligations at Completion).

6.4	HR Governance

As from the date of this Agreement until Completion, the Parties shall comply with Part 3 of Schedule 7.

6.5	Swiss Demerger Tax and other VAT Filings

The Seller shall procure that Haleon Switzerland shall prior to Completion file all necessary Swiss Tax declarations and notifications required in connection with the execution of the Swiss demerger of certain of the Business Assets (as described in steps 8 and 9 of the Reorganisation Steps Plan). Without prejudice to the generality of the foregoing, the Seller shall procure that both:

(a)	form 764 for the notification procedure (Meldeverfahren) of Swiss VAT in accordance with article 38 para. 1 lit. a Swiss VAT Act; and

(b)	the requisite application to HMRC for the voluntary registration of UK Newco as a taxable person for VAT in the UK pursuant to the Value Added Tax Act 1994,

are filed prior to (and with effect prior to), in each case, the occurrence of any of the matters described in steps 8 and 9 of the Reorganisation Steps Plan. The Seller will provide a copy of the filed documents to the Purchaser promptly and in any event prior to Completion. For the avoidance of doubt, such declarations, notifications and documents do not include all ordinary course computations and returns relating to Tax (and not related to the Reorganisation) that need to be filed by Haleon Switzerland.

6.6	Advertising and Promotion Plan

Without prejudice to the Parties' obligations as regards A&P Spend in Schedule 19, following the date of this Agreement, the Parties shall, acting reasonably and in good faith, discuss, negotiate and, no later than thirty (30) days prior to the Completion Date, agree an advertising and promotion plan on a market by market basis in respect of the Business for each month starting from the Completion Date and, in respect of each Relevant Territory, finishing on the Applicable Cutover Date in readiness for implementation of the same following the Completion Date, provided that, if the parties fail to agree an advertising and promotion plan in accordance with this clause 6.6, the Parties' obligations in connection with Schedule 19 shall continue to apply.

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6.7	[***] consent

To the extent not obtained as at the date of this Agreement, the Seller shall, or shall procure that the relevant member of its Group shall, obtain consent from [***] (or its relevant affiliates) to enable the grant by the Seller (or such other relevant member of the Seller's Group) to the Purchaser (or relevant members of the Purchaser's Group) of the [***].

6.8	Pre-Completion information sharing

Subject to Applicable Laws, following the date of this Agreement and, thereafter, on a periodic basis (to the extent reasonably requested by the Purchaser and subject to the Seller's Group's reasonable capacity constraints) prior to the applicable Marketing Authorisation Transfer Date, the Seller will ensure that each Seller Key Account Lead (as defined in the TDSA) (and, where reasonably requested by the Purchaser, and subject to the Seller's Group's reasonable and ordinary course capacity constraints, each other relevant personnel of the Seller's Group nominated by the Seller) attends one (or more) handover workshops (each, a "KT Workshop") with the applicable Purchaser Key Account Lead (as defined in the TDSA) (or such other nominated personnel of the Purchaser). The scope of each KT Workshop will include key contacts, business plan, engagement and ways of working and other information that the Purchaser reasonably requires regarding the Business as they relate to the Relevant Territory, and any other topics agreed between the Parties, in each case, as they relate to the Relevant Territory. The relevant Purchaser's Group personnel shall share a proposed agenda five (5) Business Days prior to a KT Workshop with the relevant Seller Key Account Lead, such agenda to be approved by the Seller (acting reasonably). The Parties shall in good faith discuss and agree which of the KT Workshops shall occur prior to the Completion Date and which shall occur following the Completion Date.

6.9	Consent from [***]

The Seller agrees, from the date of this Agreement, to [***] obtain a consent from [***]. For the purposes of such consent, the Seller and the Purchaser shall discuss in good faith and agree promptly after the date of this Agreement, a process for obtaining such consent provided that the Seller and the Purchaser agree and acknowledge that:

(a)	the Seller shall (or shall procure that the relevant member of the Seller's Group shall) [***] procure from [***] a consent for the Purchaser to [***]; and

(b)

to the extent that the Seller has complied with its obligations in clause 6.9(a) above and [***] as set out in clause 6.9(a) above, this shall not be taken as the Seller failing to [***] as required in this clause 6.9.

6.10	Inventory Data

The Seller agrees to provide details of the Inventory Data in respect of key customers for all applicable Relevant Territories to be agreed between the Seller and the Purchaser: (i) for each month in the twelve (12) month period immediately preceding the date of this Agreement as soon as reasonably practicable after the date of this Agreement; and (ii) following the date of this Agreement, in accordance with paragraph 8.1(b) of Schedule 19.

6.11	Committee

The Parties agree to establish a committee comprising of such equal number of representatives of the Purchaser and the Seller as each Party may respectively nominate as soon as reasonably practicable following the date of this Agreement, to supervise and review the period between the date of this Agreement and Completion and the matters to be undertaken by the Parties in that period, including: (i) the status of the Conditions; (ii) the status of the Reorganisation; (iii) the performance and financial position of the Business; (iv) any Material Adverse Change; (v) any actual or potential matter that may trigger a right to terminate this Agreement in accordance with clause 20(a)(vi), 20(a)(vii), 20(a)(viii) or 20(a)(ix) that the Seller is aware of; (vi) the delivery of Books & Records; and (vii) such other matters as the Parties may agree from time to time.

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6.12	GSK IP and Transferred Domain Name "[***]"

Prior to Completion, the Seller shall assign, and shall procure the assignment of, all legal and beneficial right, title and interest in and to the GSK IP to the Target Group Companies in accordance with the Reorganisation Steps Plan. After Completion, Seller shall provide such reasonable assistance as may be necessary for the Purchaser to register the Transferred Domain Name "[***]" in the name of [***] the Purchaser's Group.

6.13	[***] cost contribution

The Seller shall, and shall procure that the relevant member of the Seller's Group shall, pay all amounts due to [***] prior to Completion as per the [***] Agreement, including the equipment cost contribution payable in "Q1 2024", "Q2 2024" and "Q3 2024" (whether or not such payments are delayed).

6.14	Landed Costs under the TDSA

Prior to Completion, the Parties will discuss in good faith the inclusion of a breakdown of the Landed Cost component in the monthly and quarterly reporting under the TDSA.

6.15	TDSA Market in [***]

Prior to Completion, the Parties shall discuss and agree in good faith a mechanism for the purposes of [***] in respect of the TDSA Market in [***].

6.16	Supply chain information

As soon as reasonably practicable following the date of this Agreement and in any event prior to Completion, the Seller shall provide to the Purchaser any documentation and information reasonably requested by the Purchaser in respect of customer service (sOTIF), forecast accuracy and stock outs per SKU, in each case, for the two (2) year period prior to the date of this Agreement.

6.17	Audit of Standard Costs in MSA

(a)

As soon as reasonably practicable following the date of this Agreement, the Parties shall meet to discuss the amount of the Standard Costs set out in Schedule 1 of the MSA, and the extent to which such amounts should be adjusted for the purpose of ensuring that they accurately reflect, and have been calculated based on the methodology set out in, the Standard Cost definition in the MSA.

(b)

Notwithstanding clause 6.17(a), following the date of this Agreement and prior to the Completion Date, the Purchaser may, in its discretion, request for the Standard Costs set out in the MSA to be subject to an independent audit (the "Independent Audit") for the purposes of ascertaining whether the Standard Cost for each Product in Schedule 1 of the MSA, as at the date of this Agreement, is reflective of the Seller's (or the relevant member of the Seller's Group's) actual Standard Cost for Manufacturing such Product, as based on the Standard Cost definition in the MSA (the "Standard Costs Audit"). For the purposes of this Independent Audit and applying the methodology set out in the Standard Cost definition, the Independent Accountant (as defined below) shall apply such methodology as used in the going concern business of the Seller (and not on the basis of any changes made to such methodology as a result of the transaction contemplated by the Transaction Documents, or as a result of any contemplated, pending or actual decision by the Seller (or any member of the Seller's Group) to cease operations at, or close, the Manufacturing Site for the purpose of Manufacturing the Products (as set out in the MSA)).

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(c)	If the Purchaser requests an independent audit, then:

(i)

as soon as reasonably practicable following the date of such request, and in any event within fifteen (15) Business Days of the date of the Purchaser's request, the Seller shall liaise with the Manufacturing Site, and notify the Purchaser of suitable date(s) or time period(s) during which the Standard Costs Audit can take place, provided that the Seller shall, and shall procure that the Manufacturing Site shall, ensure that any such date(s) or time(s) are scheduled reasonably in advance of the Completion Date for the purposes of ensuring that the Independent Accountant has a reasonable amount of time in which to complete the audit prior to the Completion Date; and

(ii)

as soon as reasonably practicable following the date of such request, and in any event within fifteen (15) calendar days of the date of the Purchaser's request the Parties shall, acting reasonably and in good faith, agree the selection of a globally recognised accountancy firm (with preference being one of Deloitte, BDO or Grant Thornton, if permitted) to carry out the Standard Costs Audit (the "Independent Accountant").

(d)

If the Parties are unable to agree on the selection of an Independent Accountant within fifteen (15) days' of the Purchaser's request in accordance with clause 6.17(b), then such Independent Accountant may be appointed by the President of the International Chamber of Commerce of London or their nominee upon the application of either Party, subject to being a representative of a globally recognised accountancy firm and having expertise relevant to the matter to be determined.

(e)

Following the selection of an Independent Accountant, the Parties shall agree with the Independent Accountant (acting reasonably and in good faith) the actual date or time period during which the Standard Costs Audit shall take place, based on the timing provided by the Manufacturing Site, and the Seller shall permit, and procure that the Manufacturing Site permits, the Independent Accountant to audit those parts of the Manufacturing Site and related plant and machinery used for, and to inspect documents, records or other information relating to, the Manufacture of Products under the MSA (the "Audit Information"), in each case, only to the extent reasonably necessary to perform the Standard Costs Audit.

(f)

Each Party shall and, in the case of the Seller, the Seller shall procure that the Manufacturing Site shall, use its Commercially Reasonable Efforts to ensure that the Standard Costs Audit set out in this clause 6.17 is completed within forty-five (45) Business Days of the date of the Purchaser's request for the Standard Costs Audit.

(g)

The Standard Costs Audit performed under clause 6.17(e) shall take place during normal business hours, with minimal disruption to the operations of the Manufacturing Site, and shall be subject to the Seller's and the Manufacturing Site's reasonably imposed security procedures and limitations and confidentiality requirements.

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(h)

Prior to issuing its final audit report, the Independent Accountant shall provide the Parties with a copy of its interim findings, setting out in reasonable detail its findings in respect of the Seller's (or the relevant member of the Seller's Group's) actual Standard Costs for Manufacturing each of the Products specified in the MSA (or the subject of the Independent Audit) (the "Interim Report") as follows:

(i)

the Interim Report shall, based on the Independent Accountant's assessment of the relevant components that forms part of the Standard Cost, set out the aggregated value amount as applicable to the following heads of categories of cost that form the Standard Costs for each Product, broken down by the following variable and fixed components (the "Head Categories of Cost"):

Area	Variable	Fixed	Total
[***]
[***]
[***]
TOTAL STANDARD COST

(ii)

the Purchaser shall be entitled to receive details of the value of the [***] portion of the [***] provided that such information is provided by the Seller (or the relevant member of the Seller's Group) on a confidential basis via a clean team folder to be made accessible to specified members of the Purchaser's Group and/or its advisors; and

(iii)

for clarity and subject to clause 6.17(h)(ii) above, although the Purchaser will not be entitled to see the value breakdown of each of the above Head Categories of Cost that form part of the Standard Cost, the Independent Accountant will be allowed to see this information for the purposes of creating the Interim Report and Final Report, subject always to confidentiality restrictions:

(A)	include the methodology and process adopted by the Independent Accountant in preparing the Interim Report; and

(B)	include such other information as the Parties may mutually agree in writing (acting reasonably and in good faith) for the Independent Accountant to include in the Interim Report.

(i)

Each Party shall be given no less than ten (10) days to provide its reasonable comments to the Independent Accountant on the Interim Report. Following the expiry of this period, the Independent Accountant shall finalise its findings in respect of the Seller's (or the relevant member of the Seller's Group's) actual Standard Cost for Manufacturing each of the Products specified in the MSA, and issue to the Parties a final report setting out the information set out above in clause 6.17(h) (the "Final Report").

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(j)

The Purchaser acknowledges and agrees that it shall only be entitled to see the output of the Independent Accountant's determination following the Standard Costs Audit, being the Interim Report and Final Report (and the information to be set out therein) and shall not otherwise be entitled to review or request access to the Audit Information.

(k)

The determination of the Independent Accountant as to the Standard Cost of each Product Manufactured under the MSA following the Standard Costs Audit, and as set out in the Final Report, shall be final and binding on the Parties and, following such determination, the amount of the Standard Cost for each Product set out in Schedule 1 of the MSA shall be adjusted in accordance with the Independent Accountant's determination. Such adjusted amounts shall take effect from the commencement date of the MSA, provided that:

(i)

it is agreed that, notwithstanding the determination of the Independent Audit, the amount of the Standard Cost for each Product set out in Schedule 1 of the MSA shall in no event exceed the amount of the Standard Cost set out in the agreed form MSA attached to this Agreement; and

(ii)	if the Independent Accountant does not complete the Standard Costs Audit and/or make its determination on or before the Completion Date, then:

(A)	pending the determination of the Independent Audit, the amount of the Standard Cost for each Product set out in Schedule 1 of the agreed form MSA shall apply; and

(B)

upon the date on which the Independent Accountant determines the Standard Cost of each Product Manufactured under the MSA following the Standard Costs Audit, the amount of the Standard Cost for each Product set out in Schedule 1 of the MSA shall be adjusted accordingly and take effect, provided that, where any such Standard Cost amounts are reduced, the Seller shall, or shall procure that the "Provider" (as defined in the MSA) shall, pay to the Purchaser (or the "Recipient" (as defined in the MSA)), an amount being the difference between:

(1)

the Supply Price (as defined in the MSA) actually paid by the Recipient for Product supplied by the Provider between the commencement date of the MSA and the date on which the relevant Standard Costs are adjusted in accordance with the Independent Accountant's determination under this clause; and

(2)

the Supply Price that would have been payable by the Recipient for Product supplied by Provider between the commencement date of the MSA and the date on which the relevant Standard Costs are adjusted in accordance with the Independent Accountant's determination under this clause 6.17, had such Standard Costs been adjusted with effect on the commencement of the MSA, within forty-five (45) days of receiving an invoice for the same.

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(l)	Where any matter is referred for determination by an Independent Accountant, they shall act on the following basis:

(i)	they shall act as an expert and not as an arbitrator and shall act fairly and impartially;

(ii)

the Independent Accountant shall decide the procedure to be followed in the determination (taking reasonable account of any representations made by either Party regarding such procedure) and shall notify the Parties accordingly;

(iii)

the Independent Accountant shall be requested to make their determination in writing within thirty (30) Business Days after their appointment or as soon as reasonably practicable thereafter, and the Parties shall assist and provide such documentation as the Independent Accountant requires for the purpose of the determination;

(iv)	the Independent Accountant's determination shall be final and binding on the Parties;

(v)	the process shall be conducted in private and shall be confidential; and

(vi)

the costs of the determination, including the Independent Accountant's fees, shall be borne equally by the Parties. Each Party shall bear its own costs and expenses of its participation in the Independent Accountant determination process.

(m)

For the avoidance of doubt, and save for the adjustment of the Standard Costs in accordance with this clause, this clause 6.17 shall be without prejudice to the mechanism for adjusting the Standard Costs (and Supply Price) set out in clause 10 of the MSA.

6.18	The Seller shall, and shall procure that the relevant member of the Seller's Group shall:

(a)

use Commercially Reasonable Efforts to: (i) conduct an assessment in respect of the [***], as requested by [***] in its letters of [***]; and (ii) respond to such letters, in each case as soon as reasonably practicable following the date of this Agreement and in any event prior to Completion;

(b)	keep the Purchaser reasonably updated in respect of the matters referred to in clause 6.18(a);

(c)

before sending any material communication to [***] in respect of the matters referred to in clause 6.18(a) and subject to the member of the Seller's Group that holds the relevant Marketing Authorisation, acting reasonably in respect of the Purchaser's comments, having final say in respect of the content of any communication to [***]:

(i)	provide a draft copy of such communication to the Purchaser;

(ii)	allow the Purchaser reasonable time to review such communication; and

(iii)	incorporate the Purchaser's reasonable comments; and

(d)	reasonably consult with the Purchaser on the outcome of the review referred to in clause 6.18(a) and on any appropriate next steps.

7.	Completion

7.1	Timing and Location

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Completion shall take place on the Completion Date virtually or at the offices of the Seller's Solicitors. For accounting purposes only, Completion shall be deemed to be effective as at the Completion Time.

7.2	Obligations at Completion

(a)	On the Completion Date:

(i)	the Seller shall observe and perform the provisions of Part 1 of Schedule 3; and

(ii)	the Purchaser shall observe and perform the provisions Part 2 of Schedule 3.

(b)

If, in any respect, a Party has not delivered any Key Item required to be delivered by it in accordance with clause 7.2(a) above and the provisions of Schedule 3 at the time and on the date set for Completion, the other Party may:

(i)	defer Completion to a date selected by such Party being not more than twenty (20) Business Days after that date (in which case this clause 7 shall apply mutatis mutandis to Completion as so deferred);

(ii)

proceed to Completion as far as practicable (provided that the Purchaser shall not be required to complete a transfer of some only (and not all) of the Shares) and in any case without prejudice to its rights under this Agreement; or

(iii)	give notice in writing (which, for this purpose, does not include email) to the other Party that it wishes to terminate this Agreement, and the provisions of clause 20 shall apply.

7.3	Proceedings at Completion

All actions to be taken, all documents to be delivered and all payments to be made at Completion shall be deemed to have been taken, delivered and made simultaneously.

7.4	Proceedings immediately post-Completion

Immediately following Completion, the Purchaser shall procure that the relevant Target Group Companies shall observe and perform the provisions of Part 3 of Schedule 3.

8.	Post-Completion obligations

8.1	Obligations of the Seller

(a)

The Seller undertakes to the Purchaser that, following Completion, it shall procure that all notices, correspondence, information, orders or enquiries to the extent relating to the Business (and, where these contain any confidential or commercially sensitive information of the Seller's Group, such confidential or commercially sensitive information being redacted) which are received by any member of the Seller's Group on or after Completion shall, where reasonably practicable, be passed to the Purchaser.

(b)

Without prejudice to Schedule 18, the Seller hereby acknowledges and agrees that any Taxation in respect of chargeable or capital gains arising on the sale of the Shares by the Seller shall be solely for the account of the Seller.

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8.2	Obligations of the Purchaser

(a)	The Purchaser undertakes to the Seller that, following Completion, it shall procure:

(i)	during the period commencing on the Completion Date and ending on the [***] anniversary of the Completion Date, no member of the Purchaser's Group (including any Target Group Company) shall:

(A)

directly or indirectly sell (via a disposal, merger, transfer or otherwise) the Business (or any part thereof) or any of the Target Group Companies to a Prohibited Third Party (a "Prohibited Sale"); or

(B)	[***],

without the Seller's prior written consent provided that the restriction in this clause 8.2 shall not prohibit or otherwise restrict the Purchaser's Group from: [***]; and

(ii)	the performance and observance of those matters listed in Schedule 18.

(b)

If during the period commencing on the Completion Date and ending on the [***] anniversary of the Completion Date: (A) a Prohibited Relationship is entered into; (B) a Prohibited Third Party acquires more than fifty per cent. (50%) of the issued share capital of Dr. Reddy's Laboratories Limited; (C) a Prohibited Sale occurs; or (D) a [***] occurs, then the Seller shall be entitled to [***]

(c)	The Parties acknowledge and agree that the [***] shall be automatically terminated in accordance with the terms therein if a [***] (as defined in the [***]) occurs.

(d)

During the period commencing on the Completion Date and ending on the [***] anniversary of the Completion Date, except with the consent in writing of the Seller, the Purchaser shall not, either, on its own account or in conjunction with or on behalf of any other person, solicit or entice away or attempt to solicit or entice away from:

(i)

any member of Seller's Group or offer employment to any person who is at the Completion employed by a member of the Seller's Group and engaged in the Business in the UK or Europe and who remains so employed by the relevant member of the Seller's Group immediately before the relevant breach of this clause 8.2(d), provided that this clause 8.2(d) shall not: (i) apply to any person employed by a member of the Seller's Group who has issued or been issued with a notice of termination of employment (for whatever reason); (ii) prohibit any member of the Purchaser's Group from conducting general solicitations to the public of employment or from employing any person who responds to a good faith general employment advertisement or recruitment effort not specifically aimed at that person or employees of the Seller's Group; or (iii) operate so as to prevent the Purchaser from offering employment to any individual introduced by the Seller in accordance with Schedule 7; and

(ii)

any member of the Seller's Group, any person who the Purchaser or any member of the Purchaser's Group has had dealings in the context of the transactions contemplated in this Agreement, who is at Completion employed by a member of the Seller's Group and who remains so employed by a member of the Seller's Group immediately before the relevant breach of this clause 8.2(d)(ii).

8.3	Books & Records

(a)	The Parties shall, acting in good faith, discuss and seek to agree shortly following this Agreement which of the items comprising Books & Records can be provided at Completion.

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(b)

The Seller shall for a two (2) year period following Completion and upon the reasonable request of the Purchaser, provide to the Purchaser any other documentation and/or information that forms part of Books & Records.

8.4	Balance sheets as at Completion

The Parties shall as soon as practicable after Completion cooperate in good faith to prepare and agree a balance sheet for each Target Group Company as at the Completion Date.

8.5	Supply chain information

As soon as practicable following Completion and in any event within ten (10) Business Days from the date of Completion, the Seller shall provide to the Purchaser:

(a)	a bill of materials per Product for all SKUs, including packing configuration per country; and

(b)	a list of key suppliers for raw materials and packaging materials (excluding costs),

in each case, for the three (3) year period prior to Completion, provided that, in respect of Products other than those Manufactured in the Manufacturing Site, these are in the possession of a member of the Seller's Group.

9.	Restrictive covenants

9.1	Restrictions of the Seller

Subject to the remainder of this clause 9 and in particular the exceptions included at clause 9.4 below, the Seller covenants with the Purchaser, each Target Group Company and each other member of the Purchaser's Group that, except with the consent in writing of the Purchaser:

(a)	for the period of [***] after Completion, neither the Seller nor any member of the Seller's Group shall carry on, be engaged in or interested in any Restricted Business in:

(i)	the Relevant Territories;

(ii)	the territories where the OOS Marks are registered;

(iii)	the territories where the Seller's Group has plans as of the date of this Agreement to develop the Business; and

(iv)	worldwide,

excluding for the purposes of the above and all restrictions in this clause 9, the United States both in terms of Commercialisation in the United States and also Development, Manufacture and other activities outside the United States which relate exclusively to Commercialisation within the United States and for the purposes of this clause 9.1 the United States shall include Puerto Rico; and

(b)

for the period of [***] after Completion, neither the Seller nor any member of the Seller's Group shall, without the consent in writing of the Purchaser, either on its own account or in conjunction with or on behalf of any other person, actively solicit or entice away or attempt to actively solicit or entice away from:

(i)

any Target Group Company any person who is at Completion employed by a member of the Target Group and who remains so employed by the relevant member of the Target Group immediately before the relevant breach of this clause 9.1(b)(i); or

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(ii)

any member of the Purchaser's Group any person who the Seller or any member of the Seller's Group has had dealings in the context of the transactions contemplated in this Agreement, who is at Completion employed by a member of the Purchaser's Group and who remains so employed by a member of the Purchaser's Group immediately before the relevant breach of this clause 9.1(b)(ii).

9.2	Severance

Each of the restrictions contained in clauses 8.2(d), 9.1(a) and 9.1(b) above is separate and severable and if any such restriction is held by a court of competent jurisdiction or arbitral tribunal to be unenforceable in whole or in part for any reason, that unenforceability shall not affect the enforceability of the remaining restrictions or, in the case of restrictions unenforceable in part, the remainder of that restriction.

9.3	Modification of restrictions

While the restrictions contained in clause 8 and this clause 9 are considered by the Parties to be reasonable in all the circumstances, the Parties recognise that restrictions of the nature in question may fail for technical reasons and accordingly the Parties agree and declare that, if any of those restrictions are held by a court of competent jurisdiction or arbitral tribunal to be unenforceable as going beyond what is reasonable in all the circumstances for the protection of the interests of the Purchaser but would be enforceable if part of the wording of the restrictions was deleted or the periods of the restrictions were reduced or the range of activities or area dealt with by the restrictions were reduced in scope, the relevant restriction shall apply with any modifications necessary to make it valid and effective.

9.4	Exceptions from restrictions

The restrictions contained in this clause 9 shall:

(a)

not preclude the Seller or any member of the Seller's Group from acquiring as part of a larger transaction (including by way of share and/or asset purchase, merger or joint venture) any asset, interest and/or business involving a Restricted Business, provided that the Restricted Business [***]; and

(b)

not preclude the Seller or any member of the Seller's Group from conducting general solicitations to the public of employment or from employing any person who responds to a good faith general employment advertisement or recruitment effort not specifically aimed at that person or employees of the Target Group, and, for the avoidance of doubt, the entirety of this clause 9 shall in no manner place any restrictions on the activities which the Seller's Group carry out or are engaged, concerned or interested in (or which they may carry out in the future) on and from Completion, whether directly or indirectly and whether alone or with others, in the United States or outside the United States where such activities relate exclusively to Commercialisation in the United States (and for the purposes of this clause 9.4 the United States shall include Puerto Rico).

10.	Apportionment and responsibility for liabilities

10.1	Apportionments

(a)	The provisions of this clause 10.1 are subject to the terms of the Tax Deed.

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(b)	The Parties agree that Prepayments and Accruals shall be apportioned between the Seller's Group and the Purchaser's Group such, that:

(i)

the Purchaser shall be required to pay to the Seller (on behalf of any relevant member of the Seller's Group) an amount in GBP equal to the sum of all Prepayments made by the members of the Seller's Group; and

(ii)

the Seller shall be required to pay to the Purchaser (on behalf of any relevant member of the Purchaser's Group) an amount in GBP equal to the sum of all Accruals paid or payable by the members of the Purchaser's Group (including the Target Group Companies), provided that the final amounts payable under clauses 10.1(b)(i) and 10.1(b)(ii) above shall be set off one against another, such that only the difference shall be payable.

(c)

To the extent that any Prepayment is payable prior to the Completion Time, the Seller shall (or shall procure that the relevant member of the Seller's Group shall) discharge such amount in accordance with its terms. To the extent that any amount included within Accruals is payable on or after the Completion Time, the Purchaser shall (or shall procure that the relevant member of the Purchaser's Group shall) discharge such amount in accordance with its terms.

(d)	The Parties agree that:

(i)

as soon as practicable following the date of this Agreement, they shall discuss in good faith whether there are any outgoings, contractual or otherwise paid or payable by the Seller's Group and/or the Purchaser's Group in respect of the Business (other than A&P) that would ordinarily be treated as accruals or prepayments which, subject to clause 10.1(d)(ii) below should be treated as Accruals and/or Prepayments, as the case may be, for the purposes of this Agreement; and

(ii)	if such amounts are to be paid to and/or reimbursed by the relevant Party through another provision of any Transaction Document, then these shall not be regarded as Accruals and/or Prepayments.

(e)

Notwithstanding any other provisions of this clause 10 and without prejudice to any claim which may be made by the Purchaser under the Tax Deed or in respect of a breach of any of the Tax Warranties, to the extent that the Accruals constitute amounts of or in respect of VAT, those amounts shall be retained by, or paid to (as appropriate), the Party that is required to account for such VAT to the relevant Tax Authority.

10.2	Seller's obligations

(a)

Without prejudice to the terms of the Tax Deed, the Seller shall be responsible for and shall indemnify the Purchaser on demand (for its own benefit and for the benefit of the other members of the Purchaser's Group (which includes the Target Group following Completion)) against any and all Losses incurred by the Purchaser or any other member of the Purchaser's Group (which includes the Target Group following Completion) arising out of or in connection with:

(i)	the Excluded Liabilities;

(ii)	any Target Group Company taking any reasonable action to defend against any Excluded Liability; and

(iii)

any Liability (excluding in respect of Tax) of a Target Group Company to the extent relating to the implementation of the Reorganisation (whether or not specified in the Reorganisation Steps Plan) or any failure by any members of the Seller's Group to implement the Reorganisation in accordance with the Reorganisation Steps Plan, this Agreement or Applicable Laws.

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(b)

In the event that the Purchaser serves notice on the Seller in respect of a claim under clause 10.2(a)(iii), the Purchaser shall be deemed to have at the same time served valid notice of a Tax Claim (in compliance with the requirements thereof) to the Seller in respect of any Taxation arising in respect of, by reference to or in consequence of the same facts, matters and circumstances.

10.3	Purchaser's obligations

(a)

Subject to the terms of Schedule 18, the Purchaser shall be responsible for and shall indemnify Seller on demand (for its own benefit and for the benefit of the other members of the Seller's Group) against any and all Losses incurred by the Seller or any other member of the Seller's Group arising out of or in connection with:

(i)	the Assumed Liabilities; and

(ii)	any member of the Seller's Group taking any reasonable action to defend against any Assumed Liability.

(b)

With effect from Completion, all complaints received by the Seller or a member of the Seller's Group or the Purchaser's Group (which, for the avoidance of doubt, includes the Target Group following Completion) from customers in relation to goods or services sold or supplied in the context of the Business on or before the Completion Date shall be dealt with as follows:

(i)	the Seller shall, and shall procure that the members of the Seller's Group shall, refer all complaints to the Purchaser promptly after receipt by the Seller's Group of any complaint;

(ii)	the Purchaser shall inform in writing the Seller that it has received a complaint promptly after receipt by the Purchaser’s Group of any complaint;

(iii)

the Purchaser shall have full conduct of such complaints and shall use, at the Seller's cost (including reasonable and documented costs of handling such returns, credits awarded and/or refunds paid to customers and destruction of the relevant Product(s)), Commercially Reasonable Efforts to supply any replacement goods and carry out any remedial services that are reasonably required to resolve such complaints;

(iv)	the Seller shall provide any information or assistance reasonably requested by the Purchaser in dealing with complaints under this clause 10.3(b); and

(v)

the Purchaser will not make any admission of liability which is binding on the Seller in relation to any complaint without first informing the Seller in writing and obtaining the Seller's prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

11.	Wrong Pockets

11.1	Mutual obligations

(a)	If at any time on or after the period from Completion until the date falling twenty-four (24) months from Completion (the "Wrong Pockets Period"):

(i)

any Party discovers that any Business Asset (save for the OOS Marks) or Assumed Liability has not been transferred, assigned or novated to, or assumed by, a Target Group Company and is instead held by a member of the Seller's Group; or

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(ii)	any payment or any asset is received by any member of the Seller's Group that is properly due to any member of the Purchaser's Group

(each, a "Purchaser Wrong Pocket Asset"), the Seller shall, as soon as reasonably practicable, transfer, or procure the transfer, of such Purchaser Wrong Pocket Asset to such member of the Purchaser's Group, as directed by the Purchaser, for no additional consideration.

(b)	If at any time in the Wrong Pockets Period:

(i)	any Party discovers that any Excluded Asset or Excluded Liability is held by a Target Group Company; or

(ii)	any payment or any asset is received by any member of the Purchaser's Group that is properly due to any member of the Seller's Group

(each, a "Seller Wrong Pocket Asset"), the Purchaser shall, as soon as reasonably practicable, transfer, or procure the transfer of, such Seller Wrong Pocket Asset to the Seller or a member of the Seller's Group (as directed by the Seller), for no consideration.

(c)

Each Party shall provide such assistance to the other Party as is reasonably requested for the purposes of this clause 11 and take such Commercially Reasonable Efforts to consider such proposals which seek to procure that any transfer, assumption, holding, receipt or payment (as applicable) under this clause 11 is effected to the extent legally practicable in a manner which minimises Tax payable in respect of the applicable transfer, assumption, holding, receipt or payment but, to the extent legally practicable, without increasing any non-Tax cost or liability (in the case of an Assumed Liability or an Excluded Liability, in excess of such Liabilities), provided that the Parties agree and acknowledge that all corporation Tax payable in connection with any transfer, assumption, holding or receipt of payment under this clause 11 shall be a liability of the Seller.

(d)

The Parties acknowledge and agree that in respect of any Held-Back Asset, the provisions of clauses 11.1(a) to 11.1(b) above shall apply, mutatis mutandis, save that the Wrong Pockets Period shall commence on:

(i)	the Applicable Cutover Date that is the date of the transfer of such Held-Back Asset; or

(ii)

where a Marketing Authorisation or a New Marketing Authorisation transfers after the Applicable Cutover Date, in respect of such Marketing Authorisation and the related Product Files and Dossier, the actual date of the transfer of such Marketing Authorisation or New Marketing Authorisation.

12.	Warranties

12.1	Warranties of the Seller

(a)	The Seller warrants to the Purchaser that each of the statements set out in:

(i)	the Fundamental Warranties set out in paragraphs 1 to 3 of Schedule 4; and

(ii)	except as Disclosed, the Fundamental Warranties (other than those included at clause 12.1(a)(i) above),

is as at the date of this Agreement, and will at Completion (by reference to the facts and circumstances then existing) be true, accurate and not misleading.

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(b)

The Seller warrants to the Purchaser that, except as Disclosed, each of the statements set out in the Warranties (excluding the Fundamental Warranties) is as at the date of this Agreement and will at Completion (by reference to the facts and circumstances then existing) be true, accurate and not misleading and for the purpose of the Warranties provided as at the date of this Agreement, references to "Completion" in the definition of Business shall mean the Business as is carried out at the date of this Agreement.

(c)

Each of the Warranties shall be construed as a separate and independent undertaking and, except where expressly provided to the contrary, shall not be limited or restricted, or widened or extended, by reference to or inference from the terms of any other such Warranty.

(d)

The Purchaser acknowledges and agrees that, except as expressly set out in the Transaction Documents, no other statement, promise or forecast made by or on behalf of the Seller or any member of the Seller's Group or the Target Group Companies may form the basis of any claim by the Purchaser or any other member of the Purchaser's Group under or in connection with this Agreement or any other Transaction Document.

(e)

Each Party agrees and undertakes to the other Party that neither it nor any other member of its Group has any rights against, and shall waive and shall not make any claim against, in the context of the transactions which are the subject of this Agreement:

(i)	in the case of the Purchaser, any employee, director or officer of any member of the Seller's Group on whom the Purchaser may have relied; and

(ii)	in the case of the Seller, any employee, director or officer of any member of the Target Group or of any member of the Purchaser's Group on whom the Seller may have relied,

in each case, in agreeing to any term of this Agreement or any Transaction Document.

12.2	Warranties of the Purchaser

(a)

The Purchaser warrants to the Seller that each of the statements set out at Schedule 15 is as at the date of this Agreement and will at Completion (by reference to the facts and circumstances then existing) be true, accurate and not misleading.

(b)

Each of the warranties given by the Purchaser in Schedule 15 shall be construed as a separate and independent undertaking and, except where expressly provided to the contrary, shall not be limited or restricted, or widened or extended, by reference to or inference from the terms of any other such warranty.

(c)	The Purchaser warrants to the Seller that at the time of entering into this Agreement it is not aware of any breach of the Warranties.

13.	Limitation of liability

The provisions of Schedule 5 shall apply.

14.	Intellectual Property

14.1	Use of Haleon Corporate Marks and GSK Transitional Marks

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(a)

Except as expressly permitted under the Haleon Corporate Marks Licence, the GSK Transitional Marks Sublicence and subject to clauses 14.1(b) and 14.2 below (and save as expressly contemplated under the TDSA and/or MSA), the Purchaser shall, and shall procure that each member of the Purchaser's Group shall, as soon as reasonably practicable following Completion:

(i)	not:

(A)	use or display (including, on or in its business stationery, documents, signs, promotional materials, social media or website) any Haleon Corporate Mark or GSK Transitional Mark; or

(B)	represent in any way that the Seller or any member of the Seller's Group retains any connection with the Products;

(ii)

have removed or otherwise obliterated, all Haleon Corporate Marks, GSK Transitional Marks and/or any reference to any member of the Seller's Group, from all applicable Business Assets, including all stock, packaging, labelling information, sales or promotional materials, stationery, buildings, signage, vehicles or internet websites in its possession or control; and

(iii)

have re-designed any packaging and/or labelling information for any Product which includes any Nicabate Excluded Packaging, so that the design and/or labelling information for such Products no longer includes any Nicabate Excluded Packaging (or anything confusingly similar).

(b)	The Seller acknowledges and agrees that the Purchaser is permitted to:

(i)

continue making descriptive use of the name "Haleon" (excluding any logos, designs or stylised versions of the Haleon Corporate Marks) on packaging and/or labelling information or elements of Products that is required for compliance with any relevant Marketing Authorisations and/or Applicable Laws;

(ii)	use the Haleon Corporate Marks and GSK Transitional Marks strictly in accordance with the terms of the Haleon Corporate Marks Licence and GSK Transitional Marks Sublicence (as applicable); and

(iii)	use the [***] in accordance with the terms of clause 14.2(f).

14.2	Licensed Intellectual Property or [***]

Product Files and Artwork Files Licence

(a)

In the event that any Intellectual Property Rights (excluding the Excluded Intellectual Property) contained or subsisting within the Product Files and the Artwork Files respectively are not Product Intellectual Property Rights, then ownership of such Intellectual Property Rights shall not transfer to the Purchaser's Group upon Completion and instead the Seller, effective upon Completion, hereby grants (and shall procure that each relevant member of the Seller's Group shall grant) the Purchaser a non-exclusive, irrevocable (subject to clauses 14.2(m) to 14.2(o) below), perpetual (subject to clauses 14.2(m) to 14.2(o) below), sub-licensable (solely in accordance with clauses 14.2(h) to 14.2(k) below), transferrable (solely in accordance with clause 14.2(g) below), royalty-free and fully paid-up licence to use such of its Intellectual Property Rights anywhere in the world excluding [***], in each case, in the field of NRT, save that: (i) with respect to Know-How contained or subsisting within the Product Files of the [***] Products which is the subject of the [***] Licence, such licence shall exclude the [***] Territories; and (ii) with respect to trade dress (including the layout, designs, artwork and colouring) contained or subsisting in the Artwork Files of the [***] Products, such licence shall exclude [***] (the "Product Files and Artwork Files Licence").

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(b)

For clarity, the Purchaser agrees and acknowledges that the Seller's Group retains ownership of and may continue to use such Intellectual Property Rights referred to in this clause 14.2 in the ordinary course of business in the United States (and for these purposes the United States shall include Puerto Rico) for NRT products. Each of the Purchaser and the Seller (on behalf of themselves and each member of the Seller's Group) agrees and acknowledges that it will protect such information using the same degree of care and in accordance with the same internal processes and safeguards that it applies to its own confidential information, but in any event using no less than reasonable care.

Know-How Licence

(c)

The Seller hereby grants, and shall cause the Seller's Group to grant, the Purchaser a non-exclusive, royalty-free, fully paid-up, sub-licensable (solely in accordance with clauses 14.2(h) to 14.2(k) below), transferrable (solely in accordance with clause 14.2(g) below), irrevocable (subject to clauses 14.2(m) to 14.2(o) below), perpetual (subject to clauses 14.2(m) to 14.2(o) below) licence to use:

(i)	the Licensed Know-How anywhere in the world excluding the United States and, with respect to Licensed Know-How for [***], further excluding the [***] Territories; and

(ii)	solely to the extent determined by clauses 14.2(p) to 14.2(r), the [***] for the purposes of US Manufacturing,

in each case: (A) in the field of NRT; and (B) excluding any activities that are performed for the purpose of the Commercialisation of Products in the United States, such licence to continue from Completion until such time as the Licensed Know-How or US Manufacturing IP, as applicable, no longer constitutes a trade secret or ceases to be valid and enforceable (the "Know-How Licence"). For the purposes of this clause 14.2(c), the term "United States" shall include Puerto Rico.

(d)

Solely for the purposes of Manufacturing the bulk for [***] Products (to be Commercialised in the [***] Territories) at the [***] site in [***], United States, (or any of its affiliates, successors or other replacement manufacturer whether in the United States or not) in substantially the same way as such Manufacture was carried out in the twelve (12) month period immediately prior to Completion, the Seller hereby grants, and shall cause the Seller's Group to grant, the Purchaser a non-exclusive, royalty-free, fully paid-up, sub-licensable (solely in accordance with clauses 14.2(h) to 14.2(k) below), transferrable (solely in accordance with clause 14.2(g) below), irrevocable (subject to clauses 14.2(m) to 14.2(o) below), perpetual (subject to clauses 14.2(m) to 14.2(o) below) licence to use such of its Intellectual Property Rights in the United States that would be infringed by such Manufacture.

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Assignment of sub-licence under the [***] Patent and Know-How Licence

(e)

With respect to: (i) Know-How contained or subsisting within the Product Files of the [***] Products; (ii) the Licensed Know-How for [***] Products; (iii) the [***] IP; and (iv) the [***] Registered Designs, with effect from Completion, Seller hereby assigns and shall procure that the relevant members of the Seller's Group assign, the benefit, subject to the burden, of such of its rights under clause 2.8 of the [***] Patent and Know-How Licence to use such Know-How, the [***] IP and the [***] Registered Designs solely for the purpose of Manufacturing the [***] Products and the [***] in the [***] Territories for Commercialisation outside the [***] Territories excluding the United States (and for these purposes the United States shall include Puerto Rico) (or, in the case of the [***] IP, for Commercialisation outside the [***] Territories excluding [***]) and the Parties shall discuss in good faith whether to enter into a novation agreement with [***] in respect of the same. For the avoidance of doubt, the Seller and the relevant members of the Seller's Group do not assign the benefit of their rights under clause 2.8 of the [***] Patent and Know-How Licence to use such Know-How, the [***] IP and the [***] Registered Designs to Manufacture in the [***] Territories products (including those Commercialised by the Seller's Group in the United States (and for these purposes United States shall include Puerto Rico)) other than the [***] Products or the right to Commercialise any products using such Know-How, the [***] IP or the [***] Registered Designs in the United States (and for these purposes the United States shall include Puerto Rico). The Seller shall indemnify the Purchaser for any Losses suffered or incurred by the Purchaser and/or members of the Purchaser's Group (as applicable) arising out of, or in connection with, any action brought by [***] (or its successor in title) in relation to the Purchaser's Group's use of such Know-How, the [***] IP and the [***] Registered Designs to Manufacture the [***] Products and the [***] in the [***] Territories for Commercialisation outside the [***] Territories excluding the United States (and for these purposes the United States shall include Puerto Rico) (or, in the case of the [***] IP, outside the [***] Territories excluding [***]), in accordance with clause 2.8 of the [***] Patent and Know-How Licence.

[***]

(f)

The Seller hereby grants, and shall cause the Seller's Group to grant, the Purchaser a non-exclusive, royalty-free, fully paid-up, sub-licensable (solely in accordance with clauses 14.2(h) to 14.2(k)), transferable (solely in accordance with clause 14.2(g)), irrevocable (subject to clauses 14.2(m) to 14.2(o)), perpetual (subject to clauses 14.2(m) to 14.2(o)) licence to use its Intellectual Property Rights in the [***] (excluding the [***] Registered Designs) anywhere in the world excluding the United States (and for these purposes the United States shall include Puerto Rico) (the "[***] Licence"). Seller shall, and shall procure that each other relevant member of the Seller's Group shall, provide such consents and/or authorisations to [***], in each case, as may be reasonably requested by the Purchaser, for the purposes of enabling the Purchaser to enter into its own supply arrangements with [***] for the supply of the [***], provided that should the Purchaser wish to use the Seller's equipment at the [***] plant, it shall enter into a tooling cost-sharing arrangement with the Seller to share pro rata the costs of maintaining and renewing any such equipment.

Assignment

(g)

Subject to clause 8, the Purchaser may assign its rights under the Business IP Licences to a member of the Purchaser's Group or a third party provided that such assignment is subject to terms and conditions at least as restrictive as those binding on the Purchaser under this clause 14.2. The Purchaser shall, as soon as reasonably practicable following such assignment, provide the Seller notice thereof and a copy (in relevant part) of the applicable assignment agreement. Any attempted assignment other than as permitted under this clause 14.2(g) shall be void and of no effect.

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Sub-licensing

(h)

Subject to clause 8 (Post-Completion obligations), the Business IP Licences shall be freely sub-licensable to a member of the Purchaser's Group or a third party provided that any such sub-licence is consistent with the terms of and does not exceed the scope of the Business IP Licences.

(i)

The Purchaser shall remain liable for all acts and omissions of its sub-licensees under the Business IP Licences and for any performance under, or breach of such sub-licence by a sub-licensee, as if the act, omission, performance or breach had been that of the Purchaser. Any attempted sub-licensing other than as permitted under this clause 14.2 shall be void and of no effect.

(j)

If the Seller, any member of the Seller's Group or the Purchaser or any member of the Purchaser's Group determines that any sub-licensee or other Party is using any Licensed Intellectual Property or [***] other than as permitted under this clause 14.2:

(i)	the relevant person will promptly notify in writing (which, for this purpose, does not include email) the Seller or the Purchaser (as applicable) of the same in writing; and

(ii)	the Purchaser shall promptly notify the relevant sub-licensee or other Party that it must immediately cease all unpermitted use of the Licensed Intellectual Property or [***].

(k)

If the use that is in breach of this clause 14.2 continues unremedied for a period of twenty (20) Business Days after the Purchaser provides notice to such sub-licensee, the Purchaser shall, upon the Seller's request by notice in writing (which, for this purpose, does not include email), terminate the applicable sub-licence and reasonably cooperate with the Seller to enforce its rights against such former sub-licensee or any other relevant unauthorised Party as the Seller reasonably directs.

Indemnity

(l)

The Purchaser shall indemnify the Seller and the relevant member of the Seller's Group from and against any and all Loss suffered or incurred by the Seller or any member of the Seller's Group following Completion directly arising out of, relating to or otherwise in connection with any breach attributable exclusively to any member of the Purchaser's Group (or any of its sub-licensees) of the terms of this clause 14.2.

Termination

(m)	The Business IP Licences shall be immediately and automatically terminated upon termination of this Agreement in accordance with clause 20 (Termination).

(n)

The Seller may immediately in writing (which, for this purpose, does not include email) terminate the Business IP Licences (or any of them) at any time by providing notice of termination (stating in reasonable details the specific matters of the termination event) to the Purchaser if:

(i)

the Purchaser or any member of the Purchaser's Group (or any of its sub-licensees) commits a material breach of this clause 14.2 with respect to the relevant Business IP Licence and the breach (if remediable) continues unremedied for twenty (20) Business Days or more following the date on which the Seller, or any other member of the Seller's Group, provides notice to the Purchaser describing the nature (stating in reasonable details the specific matters) of the material breach;

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(ii)

the Purchaser or any member of the Purchaser's Group (or any of its sub-licensees) directly or indirectly contests, challenges or otherwise makes any claim or takes any action adverse to the Seller's Group's ownership of or interest in any of the Licensed Intellectual Property or [***] licensed to the Purchaser under the relevant Business IP Licences; or

(iii)

the Purchaser is unable to pay its debts or becomes insolvent or an order or an application is made or a resolution passed for the administration, winding-up or dissolution of the Purchaser (otherwise than for the purposes of a solvent amalgamation or reconstruction) or an administrative or other receiver, manager, liquidator, administration, trustee or similar officer is appointed over any or all of the assets of the Purchaser or an application or a filing for a moratorium is made in respect of the Purchaser or the Purchaser enters into or proposes any composition or arrangement with its creditors generally or anything analogous to the foregoing occurs in any applicable jurisdiction.

(o)

Upon termination of any of the Business IP Licences pursuant to this clause 14.2, the Purchaser or any member of the Purchaser's Group shall (and shall procure that each of its sub-licensees shall) immediately, or otherwise as soon as reasonably practicable but in any event no later than thirty (30) Business Days following such termination: (i) cease all use and exploitation of the relevant Licensed Intellectual Property or [***]; and (ii) return, destroy, delete, remove or expunge (at the Purchaser's expense) all copies of any materials embodying the relevant Licensed Intellectual Property or [***] within the control or possession of the Purchaser, any member of the Purchaser's Group and/or any of its sub-licensees to the extent reasonably practicable.

(p)	Subject to clause 14.2(r), the Seller shall, as soon as reasonably practicable following the date of this Agreement, perform a review of:

(i)	any agreements entered into by a member of the Seller's Group and [***];

(ii)	to the extent within the possession or control of a member of the Seller's Group and reasonably available, any agreements [***]; and

(iii)	any licences of such US Manufacturing IP that a member of the Seller's Group (including for this purpose, [***]) may have granted to a third party,

in each case, to determine [***](the "IP Review"). The Seller shall not, as part of the IP Review [***].

(q)	To the extent that the IP Review concludes that:

(i)	any US Manufacturing IP has been [***]; and/or

(ii)	any US Manufacturing IP has been [***],

where, in each case, [***], then the Seller shall [***].

(r)	For the purposes of clauses 14.2(p) and 14.2(q) above:

(i)	the IP Review is to be performed by the Seller using its Commercially Reasonable Efforts;

(ii)	the Seller shall, following completion of the IP Review:

(A)	provide written notice to the Purchaser [***], provided that this shall not require the Seller to [***]; and

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(B)

at the Purchaser's request, make available [***], to discuss the results of the IP Review. On any such call, [***] shall orally provide a reasonable overview of the steps undertaken as part of the IP Review and the basis of the finding of the IP Review, and shall make themselves available for a reasonable number of follow-up calls of no longer than three (3) hours in total, to the extent reasonably required [***];

(iii)	the parties agree that the Seller shall not be obligated to provide any of the [***] to the Purchaser;

(iv)	the Purchaser acknowledges and agrees that the Seller will perform the IP Review in good faith to determine the extent to which [***], and agrees that no member of the Seller's Group is or will [***];

(v)	the prohibitions within this Agreement on Commercialisation of the Products within the United States, regardless of where the Products are Manufactured, shall continue to apply for all purposes; and

(vi)

no member of the Seller's Group (including [***]) shall be required to take any action (including granting and/or procuring the grant of a licence) which would breach any Applicable Laws, breach any provision of an agreement in place with a third party and/or any duty owed to or in respect of [***].

(s)

Following Completion, the Seller shall not enforce and shall procure that members of the Seller's Group [***] shall not enforce, any Intellectual Property Rights owned and controlled by it as at the Completion Date against the Purchaser or any member of the Purchaser's Group in relation to the Manufacture of Products (excluding [***] Products), provided always that: [***].

15.	Purchaser Licence-Back

15.1

With effect from Completion, the Purchaser hereby grants (and shall procure that any other relevant member of the Purchaser's Group shall grant) the Seller a non-exclusive, irrevocable, non-transferable, sub-licensable and royalty-free licence to the Transferred IP for a period of ninety (90) Business Days commencing on the Completion Date for the purposes of removing any of the Transferred IP that is used on any existing business stationery, documents, signs and websites within the Seller's Group's control and/or possession.

15.2

The Purchaser shall not enforce (and shall procure that members of the Purchaser's Group, including the Target Group following Completion, and its assigns and successors, shall not enforce) any of the Transferred IP against the Seller or any member of the Seller's Group (in each case, including its successors and assigns) in relation to the Manufacture and/or Development of any products Commercialised by the Seller's Group in the [***] period immediately prior to Completion under the brand [***] and/or [***] in the United States (or any variations thereof), provided always that any such products Manufactured and/or Developed are Commercialised solely by the Seller's Group (or its successors or assigns) in the United States (and for the purposes of this clause 15.2 the United States shall include Puerto Rico).

16.	Products; Stability and Marketing Authorisations

16.1	Notifications

Subject to the TDSA and the Pharmacovigilance Agreement, if after the respective Marketing Authorisation Transfer Date with respect to a Product in a Relevant Territory, the Seller or any other member of the Seller's Group receives a Product return, complaint, or any other type of correspondence of a customer with respect to that Product, the Seller shall notify the Purchaser thereof promptly (and in any event no later than five (5) Business Days) after receipt by the Seller's Group of any return, complaint, or any other type of correspondence of a customer with respect to that Product and shall provide to the Purchaser any material related documents and correspondence.

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16.2	Marketing Authorisations

Each Party shall (and the Purchaser shall procure that the relevant members of the Purchaser's Group and the Seller shall procure that the relevant members of the Seller's Group and the relevant Marketing Authorisation Holders shall, as relevant) comply with their obligations set forth in Schedule 11 as to the Marketing Authorisation Applications and the transfer of the Marketing Authorisations, the New Marketing Authorisations and the Marketing Authorisation Applications (as applicable) post-Completion to such member of the Purchaser's Group as the Purchaser shall nominate.

17.	Transfer of Held-Back Assets

17.1	The Parties agree that transfer of legal ownership of the Held-Back Assets to the relevant member of the Purchaser's Group shall occur post-Completion in accordance with:

(a)	in respect of the Tenders, clause 5.2 (Shared CMO Contracts, [***] and Tenders); and

(b)	in respect of the Marketing Authorisations, Marketing Authorisation Applications, New Marketing Authorisations, Dossiers and Product Files, the provisions of Schedule 11.

17.2	Unless otherwise stated in this Agreement, risk in and economic ownership of the Held-Back Assets shall pass to the Purchaser's Group on Completion.

17.3	From the Completion Date and subject to clause 5.2 (Shared CMO Contracts, [***] and Tenders) in respect of Tenders, the Seller shall procure that the relevant members of the Seller's Group shall:

(a)	hold and administer any Held-Back Asset for the relevant member of the Purchaser's Group (including any Target Group Company); and

(b)

in respect of the Tenders only, any monies, goods or other benefits received or costs or liabilities incurred thereunder or with respect thereto shall be managed in accordance with the provisions of the TDSA until the Applicable Cutover Date whereafter the provisions of clause 5 (Reorganisation) shall apply.

17.4

The Seller or the relevant member of the Seller's Group shall give such reasonable assistance as the relevant member of the Purchaser's Group (including any Target Group Company) may from time to time request to enable the relevant member of the Purchaser's Group (including any Target Group Company) to enforce its rights and/or discharge its obligations with respect to the Held-Back Asset in accordance with the instructions of the relevant member of the Purchaser's Group (including any Target Group Company) from time to time.

17.5

Neither the Seller nor any member of the Seller's Group shall take any action in respect of the Held-Back Assets which may have an adverse effect on the relevant Held-Back Asset or the Purchaser's Group, without the prior written consent of the Purchaser's Group (not to be unreasonably withheld, conditioned or delayed).

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17.6

In the event of inconsistency between (i) this clause 17 and (ii) clause 5 (Reorganisation), clause 10 (Apportionment and responsibility for liabilities), Schedule 11 or the TDSA, then those alternative provisions shall prevail.

18.	Transfer of OOS Marks

18.1

Prior to or at Completion, the Seller shall, and shall procure that other relevant members of the Seller's Group shall, execute a global assignment agreement pursuant to which the Seller and any relevant member of the Seller's Group shall assign all their right, title and interest in and to the OOS Marks to such Target Group Companies and/or members of the Purchaser's Group as the Purchaser shall nominate (the "OOS Global Assignment Agreement").

18.2	The Parties agree that, separate to the Reorganisation:

(a)

the OOS Marks for the [***] Brand shall be sold subject to the [***] Licence, and the Seller shall procure that the benefit, subject to the burden, of the part of the [***] Licence that concerns the OOS Marks for the [***] Brand is assigned to the Target Group and the Parties shall procure that the relevant member of the Seller's Group and the Target Group enter into a novation agreement with [***] as soon as reasonably possible after Completion to novate the same. The provisions of clauses 5.2(c) ([***]) and 5.2(d) shall apply mutatis mutandis to the [***] Licence until such novation agreement is in force;

(b)	the OOS Marks which are Thrive Trade Marks shall be sold subject to the Thrive Co-existence Agreement in accordance with clause 5.4(c);

(c)

following Completion, the Purchaser shall be solely responsible for recording the change of ownership or registrant of the OOS Marks into the name of the relevant Target Group Company with the relevant trade mark and domain name registries or offices, including fulfilling any associated formalities thereof (including any legalisation, notarisation, apostillation, translation or otherwise). The Purchaser shall be responsible for all costs incurred by it under this clause 18.2(c); and

(d)

the Seller shall provide such assistance, at the Purchaser's cost, as may reasonably be requested by the Purchaser to assist it or any relevant member of the Purchaser's Group (including the Target Group), in connection with:

(i)	the maintenance of the OOS Marks, for a period of [***] following Completion; and

(ii)	the recordals of the change of ownership or registrant of the OOS Marks for a period of [***] following Completion.

(e)

The Seller shall, or shall procure that the relevant member(s) of the Seller's Group shall, maintain the OOS Marks in the period from the date of this Agreement to Completion and shall be responsible for the costs of doing so.

18.3

Following Completion, the Seller and members of the Seller's Group shall not be responsible for any renewal and other fees relating to the OOS Marks, the due date of which falls due seven (7) days after Completion. The Seller shall use its Commercially Reasonable Efforts to direct its agents to forward any invoices received by the Seller or the relevant member of the Seller's Group in relation to the same to the Purchaser, or to such nominee or agent as the Purchaser shall direct in writing.

18.4	The only Warranties provided in respect of the OOS Marks are those set out at paragraphs 15.1, 15.3, 15.5, 15.6, 15.7, 15.12 and 15.13 of Schedule 4 (insofar as they relate to the OOS Marks).

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19.	Insurance

As from Completion, neither the Purchaser nor any member of the Purchaser's Group (including the Target Group Companies) shall be permitted to claim under any policy of insurance held by the Seller's Group prior to or at Completion for the benefit of the Business, any Target Group Company or its Representatives.

20.	Termination

(a)	Subject to clause 20(b) below, this Agreement shall automatically terminate with immediate effect and each Party's rights and obligations shall cease to have force and effect if prior to Completion:

(i)	the Purchaser and the Seller agree to terminate this Agreement in writing (which, for this purpose, does not include e-mail);

(ii)

the Reorganisation Condition is not satisfied or waived by the Seller and the Purchaser on or before the Long Stop Date and the Purchaser gives notice in writing (which, for this purpose, does not include e-mail) to the Seller that the Purchaser wishes to terminate this Agreement;

(iii)	each of the Purchaser Conditions is not satisfied or waived on or before the Long Stop Date in accordance with the provisions of clause 4.8(a) (Failure to fulfil Conditions);

(iv)

the Purchaser gives notice in writing (which, for this purpose, does not include e-mail) to the Seller or the Seller gives notice in writing (which, for this purpose, does not include e-mail) to the Purchaser, in accordance with the provisions of clause 7.2(b)(iii) (Obligations at Completion), that the Purchaser wishes to, or the Seller wishes to, as the case may be, terminate this Agreement, but only in respect of a failure to deliver any Key Item by the other;

(v)

a Material Adverse Change has occurred (and which has not been cured within twenty (20) Business Days of occurrence) and the Purchaser gives notice in writing (which, for this purpose, does not include e-mail) to the Seller that the Purchaser wishes to terminate this Agreement;

(vi)

the Seller is in breach of the Fundamental Warranties set out under paragraphs 1 to 3 only of Schedule 4 and the Purchaser gives notice in writing (which, for this purpose, does not include e-mail) to the Seller that the Purchaser wishes to terminate this Agreement;

(vii)	unless Disclosed by the Seller on the date of this Agreement:

(A)

if: (I) the Seller's Group, is not the sole legal and beneficial owner(s) of the Registered Transferred IP; or (II) the Registered Transferred IP is not free from Encumbrances, save that: (Y) in the case of the Co-Owned IP, this clause shall be deemed to refer to the Seller's Group's entitlement or portion of co-ownership in and to the Co-Owned IP; and (Z) in the case of the GSK IP which constitutes Registered Transferred IP, this clause shall be deemed to refer to the Seller's Group's beneficial ownership of such GSK IP (and following completion of the Reorganisation, this clause shall be deemed to refer to the Seller's Group's legal and beneficial ownership of such GSK IP);

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(B)

if, in the eighteen (18) month period prior to Completion, there has been a written claim or court proceedings issued by any third party challenging the validity of the Registered Transferred IP which has a reasonable likelihood of successfully invalidating the relevant Registered Transferred IP;

(C)

if, in the eighteen (18) month period prior to Completion, any member of the Seller's Group has received any written claim or court proceedings issued by any third party alleging that the operations of the Business infringe the Intellectual Property Rights of that third party which has a reasonable likelihood of success; or

(D)	if the Seller, or the relevant member of the Seller's Group:

(1)	is not the sole legal and beneficial owner of the Marketing Authorisations (or does not possess the right to be registered as the holder of and to maintain the Marketing Authorisations);

(2)	does not possess the rights in the Dossiers or Product Files necessary to enable the Seller to use such Dossiers or Product Files for the purpose of maintaining the Marketing Authorisations; or

(3)	has granted any Encumbrances over any of the Marketing Authorisations, Dossiers or Product Files (or other rights to any other person),

in each case, which fetter or conflict with the Seller's or the relevant member of the Seller's Group's rights and ability pursuant to Applicable Laws to Commercialise the Products in the Relevant Territories using such Registered Transferred IP and/or under such Marketing Authorisations, Dossiers or Product Files, and where a distributor or another third party holds the Marketing Authorisations, Dossiers and/or Product Files, references in this clause 20(a)(vii)(D) to the "Seller, or the relevant member for the Seller's Group" (or similar terms) shall be construed as references to the "relevant distributor or relevant other third party", provided, where the provisions of sub-clauses (A)-(D) above apply then the Purchaser's termination right shall only be available where, in addition, it is reasonably likely to:

(E)

result in the inability for the Business to: (Y) use the mark: (i) "NICABATE" in any of the Nicabate Territories; (ii) "NICOTINELL" in any of the Nicotinell Territories; (iii) "HABITROL" in any of the Habitrol Territories; or (iv) "THRIVE" in any of the Thrive Territories; or (Z) Manufacture or Commercialise any of the Products in the Relevant Territories; and

(F)	have the effect of [***],

and, in each case, the Purchaser gives notice in writing (which, for this purpose, does not include e-mail) to the Seller that the Purchaser wishes to terminate this Agreement; or

(viii)	unless Disclosed by the Seller on the date of this Agreement:

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(A)	at Completion, if any [***] Contract is not legally binding and in effect;

(B)	prior to Completion, if any [***] Contract has been terminated or expired, in each case, without being renewed on similar or (for the Business) improved terms;

(C)

prior to Completion, if valid written notice of termination of a [***] Contract has been received by a member of the Seller's Group and provided such notice has not been validly withdrawn and/or superseded by an actual or pending alternative agreement on similar or (for the Business) improved terms; or

(D)

at any time, if: (A) the counterparty to a [***] Contract has a right to terminate as a result of an unremedied breach committed by the relevant member of the Seller's Group and (provided that such breach or alleged breach (to the extent it is possible to be cured) has not been cured in accordance with the terms of the [***] Contract or otherwise by agreement of the parties); and (B) the Seller is aware that the counterparty to a [***] Contract intends to terminate that [***] Contract as a result of such unremedied breach (and for these purposes "awareness" means the actual knowledge of the named persons at clause 1.2(u) of this Agreement), and, in either case, the Purchaser gives notice in writing (which, for this purpose, does not include e-mail) to the Seller that the Purchaser wishes to terminate this Agreement; or

(ix)

the Seller is in material breach of a Key Interim Covenant (which, for the avoidance of doubt, does not fall within one of the provisions of paragraph 2 of Schedule 2) and the Purchaser gives notice in writing (which, for this purpose, does not include e-mail) to the Seller that the Purchaser wishes to terminate this Agreement.

(b)

If this Agreement terminates in accordance with clause 20(a) above, the termination of this Agreement shall not affect the continued existence and validity of the rights and obligations of the Parties under any provision which is expressly or by implication intended to continue in force after termination (together with those clauses necessary for their interpretation), including the Continuing Provisions.

21.	Announcements and Confidentiality

21.1	Announcements

(a)

Subject to clause 21.1(b) below, no announcement (other than the Press Announcements) concerning the sale or purchase of the Shares and/or any ancillary matter shall be made by any Party unless the form and content of such announcement or circular have been submitted to, and agreed by, the other Party.

(b)	A Party may make an announcement concerning the sale or purchase of the Shares and/or any ancillary matter if required by:

(i)	the Applicable Laws of any relevant jurisdiction; or

(ii)

any securities exchange or regulatory or governmental body or any Tax Authority to which any Party is subject or submits, wherever situated (including, the UK Listing Authority, the London Stock Exchange, the Securities and Exchange Board of India, the Bombay Stock Exchange or the U.S. Securities and Exchange Commission), whether or not the requirement has the force of law, in which case the Party concerned shall take all such steps as may be reasonable and practicable in the circumstances to agree the contents of such announcement taking into account the reasonable requirements of the other Party and shall be made only after notice to the Seller and the Purchaser.

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(c)	The restrictions contained in this clause 21.1 shall continue to apply after the termination of this Agreement without limit in time.

21.2	Confidentiality

(a)	For the purposes of this clause 21.2, "Confidential Information" means:

(i)	information relating to the provisions of, and negotiations leading to, this Agreement and the other Transaction Documents;

(ii)

(in relation to the obligations of the Purchaser) any information received, held or inferred by the Purchaser (or any of its Representatives) relating to the Seller's Group (and not relating to the Business) or, before Completion, the Business or any of the Target Group Companies; and

(iii)

(in relation to the obligations of the Seller) any information received, held or inferred by the Seller (or any of its Representatives) relating to the Purchaser's Group or, following Completion, the Business or any of the Target Group Companies,

in each case, including written information and information transferred or obtained orally, visually, electronically, in writing or by any other means and any information which the Party has determined from information it has received including any forecasts or projections, provided that such information exclusively relating to the Business, the Business Assets or a Target Group Company before Completion shall not be treated as Confidential Information belonging to the Seller following Completion and such information shall be treated as Confidential Information belonging to the Purchaser.

(b)

Each of the Parties undertakes that from the date of this Agreement, the members of its Group and its Representatives shall maintain the Confidential Information in strict confidence and not disclose Confidential Information to any person and use the Confidential Information only for the purposes of exercising or performing its rights and obligations under this Agreement, other than:

(i)

subject to clause 21.2(d) below, disclosure to members of such Party's Group or its Representatives who, in the reasonable opinion of such Party, need to know the Confidential Information for the purposes of the transactions contemplated by this Agreement;

(ii)	as permitted by clause 21.2(c) below or this clause 21.2(b); or

(iii)

either: (A) in the case of disclosure of Confidential Information by the Purchaser (or any of its Representatives), if approved in writing by the Seller; or (B) in the case of disclosure of Confidential Information by the Seller (or any of its Representatives), if approved in writing by the Purchaser.

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(c)	Subject to clause 21.2(d) below, clause 21.2(b) above shall not prevent disclosure by a Party, the members of its Group or any of its Representatives (the "Disclosing Party") to the extent that:

(i)

disclosure is required by any Applicable Law or by any stock exchange or any Governmental Entity having applicable jurisdiction, including in the case of the Purchaser, the Securities and Exchange Board of India (Listing Obligations and Disclosure Requirements) Regulations, 2015 (as amended from time to time) and the rules of the U.S. Securities and Exchange Commission;

(ii)	disclosure is made to a Tax Authority in connection with the Tax affairs of the Disclosing Party or an affiliate of the Disclosing Party;

(iii)

disclosure is of Confidential Information which was lawfully in the possession of that Party or any of its Representatives (in either case as evidenced by written records) without any obligation of secrecy before its being received or held;

(iv)

disclosure is of Confidential Information which was lawfully received from a third party who does not owe any Party or any Party's Representatives an obligation of confidence in relation to such information;

(v)

disclosure is of Confidential Information which has previously become publicly available other than through that Party's action, failure to act or breach of this Agreement or any other undertaking of confidentiality howsoever arising (or that of its Representatives);

(vi)	disclosure is required for the purpose of any arbitral or judicial proceedings arising out of this Agreement (or any other Transaction Document); or

(vii)	disclosure is required in order to give effect to the Reorganisation.

(d)	Each of the Parties undertakes that it, the members of its Group and its Representatives shall only disclose Confidential Information as permitted by this clause 21.2 if:

(i)	it is reasonably required;

(ii)	such Disclosing Party has, as far as it is practicable and lawful in the circumstances to do so, first consulted with the other Party in order to:

(A)	give the other Party the opportunity to contest the disclosure;

(B)	take into account the other Party's reasonable requirements (if any) of the proposed form, timing, nature and context of the disclosure; and

(C)	take such steps as the other Party may reasonably require in order to enable it to mitigate the effects of, or avoid the requirements for, any such disclosure.

(e)

The Parties acknowledge that either one or both Parties (or a member of their respective Group) may be obliged to file under Applicable Law a copy of this Agreement or any other Transaction Document with the U.S. Securities and Exchange Commission or another Governmental Entity. Where a Party is required to make such a disclosure, the Disclosing Party shall provide the other Party in advance the form of the redacted copy of this Agreement or any other Transaction Document to be so disclosed (the "Redacted Agreement"). The Disclosing Party may make such a required filing and each Party shall use Commercially Reasonable Efforts to request confidential treatment of the commercial terms and sensitive technical terms of the Redacted Agreement to the extent such confidential treatment is reasonably available to such Party under Applicable Law. In the event of any such filing, the Disclosing Party shall provide the other Party with a copy of the Redacted Agreement marked to show provisions for which such Disclosing Party intends to seek confidential treatment and the Disclosing Party shall reasonably consider and incorporate the other Party's comments thereon to the extent consistent with Applicable Law governing disclosure of material agreements and material information that must be publicly filed and/or otherwise recorded and provided by such other Party within five (5) Business Days after provision of such copy from the Disclosing Party (or such shorter period of time as may be required to comply with Applicable Law).

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(f)

Subject to the provisions of clause 21.2(h) below, if this Agreement terminates, the Party in receipt of the Confidential information by the Disclosing Party (the "Receiving Party") shall as soon as reasonably practicable on request by the Disclosing Party:

(i)

at the Receiving Party's election return to the Disclosing Party or destroy all written documents and other materials containing Confidential Information which the Disclosing Party (or its Representatives) has provided to the Receiving Party (or any of its Representatives) without keeping any copies thereof;

(ii)	destroy all information or other documents derived from such Confidential Information; and

(iii)	so far as it is reasonably practicable to do so, expunge such Confidential Information from any computer, word processor or other device.

(g)	The Receiving Party shall, at the request of the Disclosing Party, certify in writing to the Disclosing Party that clause 21.2(f) above has been complied with.

(h)	Each of the Receiving Party and its Representatives may retain any Confidential Information:

(i)	if it is required to do so by any Applicable Laws or regulation, including the rules of a professional body or under the terms of any of their insurance policies;

(ii)	so far as it is contained in any computer, word processor or other device, as part of automated back-up or disaster recovery procedures; or

(iii)

in the form of any reports, notes or other material prepared by them or on their respective behalf which incorporates Confidential Information, in each case provided that such information is kept confidential and continues to be subject to the terms of this clause 21.2, and any Confidential Information retained under this clause 21.2(h) shall continue to be held in compliance with this Agreement.

(i)	Each Party shall be responsible for any act or omission by any of its Representatives which is, or if done or omitted to be done by the respective Party would be, a breach of this clause 21.2.

(j)

For the avoidance of doubt, the Confidentiality Agreement shall continue to apply in accordance with its terms. If there is any conflict between this clause 21.2 and the Confidentiality Agreement in respect of the confidentiality obligations imposed on the parties or their respective Representatives under this Agreement and the Confidentiality Agreement, this Agreement shall prevail in respect of such obligations.

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22.	General Provisions

22.1	No Partnership or Agency

Nothing in this Agreement or in any matter or any arrangement contemplated by it shall be deemed to constitute a partnership, association, joint venture, fiduciary relationship or other co-operative entity between the Parties, nor constitute one Party as the agent of the other Party for any purpose.

22.2	Assignment

(a)	Obligations under this Agreement shall not be assigned or novated by a Party without the prior written consent of the other Party.

(b)

Subject to the provisions of clause 22.2(c) below, the benefits of, and rights and benefits under, this Agreement shall not be assignable except that any Party may, upon giving written notice to the other Party, assign the benefit of, and its rights and benefits under, this Agreement (in whole or in part) to a member of the Seller's Group (in the case of the Seller) or to a member of the Purchaser's Group (in the case of the Purchaser) (a "Permitted Assignee"), provided that such assignment shall be without cost to, and shall not result in any increased liability, or any reduction in the rights, of, the other Party and further, provided that if such Permitted Assignee shall subsequently cease to be a member of the Purchaser's Group or the Seller's Group, as the case may be, the original assigning Party shall procure that prior to the Permitted Assignee ceasing to be a member of the Purchaser's Group or the Seller's Group, as the case may be, the Permitted Assignee shall assign the benefit of, and its rights and benefits under, this Agreement assigned to it to the Party by whom such rights were originally assigned or (upon giving further written notice to the other Parties) to another member of the Purchaser's Group or the Seller's Group, as the case may be.

(c)

In the case of an assignment pursuant to clause 22.2(b) above, the liability of any Party to such a Permitted Assignee shall not be greater than it would have been had such assignment not taken place, and all the rights, benefits and protections afforded to a Party shall continue to apply to the benefit of that Party as against the Permitted Assignee as they would have applied as against the assigning Party.

(d)	Any purported assignment in contravention of this clause 22.2 shall be null and void ab initio.

(e)	This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and Permitted Assignees.

22.3	Further assurance

Unless expressly stated otherwise in this Agreement, each Party undertakes to sign all such deeds and documents and to do all other acts and things as required or reasonably desirable to give full effect to this Agreement and the transactions contemplated by this Agreement (whether on or after Completion), including vesting in the Purchaser the legal and beneficial title to the Shares.

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22.4	Remedies and Waivers

(a)	The rights of each Party under this Agreement:

(i)	may be exercised as often as necessary;

(ii)	except as otherwise expressly provided by this Agreement, are cumulative and not exclusive of rights and remedies provided by law; and

(iii)	may be waived only in writing and signed by, or on behalf of, the relevant Party (which, for this purpose, does not include e-mail) and waived specifically.

(b)	Delay in exercise or non-exercise of any right or remedy provided under this Agreement or by law does not:

(i)	constitute a waiver of that right or remedy;

(ii)	restrict any further exercise of that right or remedy; or

(iii)	affect any other rights or remedies.

(c)

A waiver (whether express or implied) by one of the Parties of any of the provisions of this Agreement or of any breach of or default by the other Party in performing any of those provisions shall not constitute a continuing waiver and that waiver shall not prevent the waiving Party from subsequently enforcing any of the provisions of this Agreement not waived or from acting on any subsequent breach of or default by the other Party under any of the provisions of this Agreement.

(d)	A single or partial exercise of any right or remedy does not prevent any further or other exercise of that right or remedy or the exercise of any other right or remedy.

22.5	Notices

(a)

Save as otherwise provided in this Agreement, any notice, demand, approval, consent or other communication (each, a "Notice") to be given by any Party under, or in connection with, this Agreement shall be in writing in English.

(b)	Any Notice shall be served by:

(i)

sending it by e-mail (in a form that identifies the sender and clearly indicates that it is a Notice and the subject matter of the Notice in the subject heading of the e-mail) to the e-mail address set out in clause 22.5(d) below;

(ii)

by delivering it by hand (which shall include by courier or process server) to the address set out in clause 22.5(d) below and in each case marked for the attention of the relevant Party set out in clause 22.5(d) below (or as otherwise notified from time to time in accordance with the provisions of this clause 22.5); or

(iii)

by posting it by pre-paid recorded delivery or airmail if posted to or from a place outside the United Kingdom to the address set out in clause 22.5(d) below and in each case marked for the attention of the relevant Party set out in clause 22.5(d) below (or as otherwise notified from time to time in accordance with the provisions of this clause 22.5).

(c)	Any Notice shall be deemed to have been served as follows:

(i)

if sent by e-mail, at the time of transmission by the sender (as recorded on the device from which the sender sent the e-mail), unless the sender receives an automated message that the e-mail has not been delivered in which case the relevant Notice will be deemed not to have been served;

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(ii)	if delivered by hand, at the time of delivery; or

(iii)	if delivered by posted letter, on the third (3rd) day after posting or, if posted to or from a place outside the United Kingdom, the seventh (7th) day after posting,

provided that in each case where service occurs on a day that is not a Business Day or after 5:30 p.m. on a Business Day, service shall be deemed to occur at 9:30 a.m. on the following Business Day and where service occurs before 9:30 a.m. on a Business Day, service shall be deemed to occur at 9:30 a.m. on that same Business Day.

(d)	The addresses of the Parties for the purpose of clauses 22.5(a) to 22.5(c) above are as follows:

(i)	Seller

Address:	Building 5, First Floor The Heights Weybridge, Surrey, England KT13 0NY

E-mail address:	[***]

For the attention of:	Timothy Gardner, Head of Mergers & Acquisitions

With a copy to:	Katie Salmon, Haleon Corporate Legal [***] (delivery of such copy shall not in itself constitute valid notice)

With a copy to:	The Seller's Solicitors [***] [***] (delivery of such copy shall not in itself constitute valid notice)

(ii)	Purchaser

Address:	Elisabethenanlage 11, Basel, Switzerland – 4051

E-mail address:	[***]

For the attention of:	Patrick Aghanian

With a copy to:	Vivek Mittal, General Counsel [***] Bryan Dixon [***] Samim Ahmed Ranju [***] (delivery of such copy shall not in itself constitute valid notice)

With a copy to:	The Purchaser's Solicitors Alan Montgomery [***] Siddhartha Shukla [***] (delivery of such copy shall not in itself constitute valid notice)

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(e)

A Party may notify the other Party to this Agreement of a change to its name, relevant addressee, address or e-mail address for the purposes of this clause 22.5. Subject to clause 22.5(c) above, that Notice shall be effective on the second (2nd) Business Day after the Notice has been served, or any later date that may be specified in the Notice.

(f)

In proving service of any Notice in accordance with clauses 22.5(a) to 22.5(c) above, it shall be sufficient to prove that the envelope containing the Notice was properly addressed and delivered by hand to the relevant address or that the e-mail was sent to the correct e-mail address, as the case may be.

(g)

This clause 22.5 shall not apply in relation to the service of any Service Document, claim form, notice, order, judgment or other document relating to or in connection with any proceedings, suit or Action arising out of or in connection with this Agreement to the extent that the provisions of this clause 22.5 are inconsistent with any procedural rules relating to the service of such documents.

22.6	No Set-Off

Unless and to the extent otherwise expressly stated otherwise in this Agreement, no Party shall be entitled to set off against any sum owed by that Party or members of its Group any sum owed by the other Party or members of its Group.

22.7	Costs and Expenses

(a)

Subject to clause 22.7(b) below and the other provisions of this Agreement or any other Transaction Document, each of the Parties shall be responsible for its own legal, accountancy and other Costs, charges and expenses incurred in connection with the negotiation and preparation of the Transaction Documents.

(b)

[***] shall [***] bear [***] the cost of the payment of security transfer tax payable pursuant to the Swiss Federal Stamp Tax Act on the transfer of the Shares from the Seller to the Purchaser in accordance with the provisions of this Agreement, if any (and not, for the avoidance of doubt: (i) any other or indirect transfer Tax payable as a result of or in connection with this Agreement; or (ii) any transfer Tax payable as a result of any loss, withdrawal or clawback of any Relief).

(c)

In respect of any Electronic Transfer made in connection with this Agreement, any costs or bank or other charges of the sending bank shall be borne by the Party making that payment and any costs or bank or other charges of the recipient bank shall be borne by the Party receiving that payment.

22.8	Counterparts

This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts and each such counterpart, when executed, shall constitute an original of this Agreement but all of which together constitute one and the same instrument. Signatures sent by facsimile, email or other electronic means shall be valid and binding to the same extent as original delivered signatures. This Agreement shall not be effective until each Party has executed at least one counterpart.

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22.9	Severability

If any provision of this Agreement is held by a court of competent jurisdiction or arbitral tribunal to be illegal, invalid or unenforceable, the other provisions shall continue in full force and effect to the fullest extent permitted by law. Any provision of this Agreement held illegal, invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held illegal, invalid or unenforceable, and the provision in question shall apply with any modification that may be necessary to make it legal, valid or enforceable.

22.10	Conflict with other Transaction Documents

If there is any conflict between the terms of this Agreement and any other Transaction Document (other than the Tax Deed), this Agreement shall prevail (as between the Parties and as between any members of the Seller's Group and any members of the Purchaser's Group) unless:

(a)	this Agreement states that such other Transaction Document should prevail in respect of the relevant matter(s);

(b)	such other Transaction Document expressly states that it overrides this Agreement in respect of the relevant matter(s);

(c)

such other document is either the Haleon Corporate Marks Licence, TDSA or the MSA, in which case they shall automatically prevail in respect of the relevant matter(s) without the requirement for an express statement of this within those Transaction Documents; or

(d)	the Seller and the Purchaser expressly agree in writing that such other agreement shall override this Agreement in that respect.

22.11	Whole Agreement

(a)

This Agreement and the other Transaction Documents contain the whole agreement between the Parties relating to the transactions contemplated by the Transaction Documents and supersede all previous agreements, whether oral or in writing, between the Parties relating to these transactions except the Confidentiality Agreement which shall continue in accordance with its terms.

(b)	Except as required by statute, no terms shall be implied (whether by custom, usage or otherwise) into this Agreement.

(c)	Each Party:

(i)

acknowledges that in agreeing to enter into this Agreement and the other Transaction Documents it has not relied on any express or implied representation, warranty, collateral contract or other assurance made by or on behalf of any other Party before the entering into of this Agreement;

(ii)

waives all rights and remedies which, but for breach of contract per this clause 22.11, might otherwise be available to it in respect of any such express or implied representation, warranty, collateral contract or other assurance; and

(iii)

acknowledges and agrees that no such express or implied representation, warranty, collateral contract or other assurance may form the basis of, or be pleaded in connection with, any claim made by it under or in connection with this Agreement or any other Transaction Document, in each case, save as expressly set out in this Agreement (including the Warranties) or any other Transaction Document.

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(d)	Nothing in this clause 22.11 limits or excludes any liability for fraud or fraudulent misrepresentation.

22.12	Third party rights

A person who is not a Party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement save where, a provision of this Agreement that refers to a member of a Party's Group confers a benefit on such members of that Party's Group and, subject to the remainder of this clause 22.12 are intended to be enforceable by members of that Party's Group by virtue of the Contracts (Rights of Third Parties) Act 1999.

22.13	Amendments

(a)

No variation or waiver of any provision or condition of this Agreement shall be effective unless it is in writing (which for this purpose, does not include e-mail) and signed by or on behalf of each of the parties (or, in the case of a waiver, by or on behalf of the Party waiving compliance). The expression "variation" includes any variation, supplement, deletion or replacement however effected.

(b)

Unless expressly agreed, no variation or waiver of any provision or condition of this Agreement shall constitute a general variation or waiver of any provision or condition of this Agreement, nor shall it affect any rights, obligations or liabilities under this Agreement that have already accrued up to the date of variation or waiver, and the rights and obligations of the Parties under this Agreement shall remain in full force and effect except and only to the extent that they are so varied or waived.

(c)	Any consent granted under this Agreement shall be effective only if given in writing and signed by the consenting Party and then only in the instance and for the purpose for which it was given.

22.14	Time of the essence

Time shall be of the essence of this Agreement, both as regards to times, dates and periods specified in the Agreement and as to any times, dates or periods that may by agreement between the Parties be substituted for any of them.

22.15	Continuing effect

Each provision of this Agreement shall continue in full force and effect after Completion, except to the extent that a provision has been fully performed on or before Completion.

22.16	Currency conversion

For the purpose of converting amounts specified in one currency into another currency where required, the Exchange Rate shall be used.

22.17	Payments under this Agreement

(a)	Any payment to be made under this Agreement shall be paid by Electronic Transfer and:

(i)	in the case of:

(A)	any payment to be made pursuant to clause 3 (Consideration); and

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(B)	any other payment to the Seller,

to such account as may be notified in writing (which, for this purpose, does not include e-mail) by the Seller to the Purchaser at least ten (10) Business Days before the due date for that payment, (in each case, the "Seller's Designated Account"), and payment of any amount due under or pursuant to this Agreement to the Seller's Designated Account shall be an absolute discharge for the Purchaser who shall not be concerned to see the application of that amount or be answerable for the loss or misapplication of that amount; and

(ii)

in the case of any payment to the Purchaser, to the account that is notified in writing (which, for this purpose, does not include e-mail) by the Purchaser to the Seller in writing at least ten (10) Business Days before the due date for that payment.

(b)

All sums payable under or pursuant to this Agreement shall be paid free and clear of all deductions, withholdings, set-offs or counterclaims unless the law requires a deduction or withholding to be made. If a deduction or withholding is so required by Applicable Laws, the payor (other than in respect of any payment to the Seller, save for a payment to the Seller under clause 9 or Schedule 15 or Schedule 18) shall pay such additional amount as will ensure that the net amount the recipient receives equals the full amount which it would have received had the deduction or withholding not been required.

(c)

If any Tax Authority brings, or will bring, any sum paid under or pursuant to this Agreement (other than any payment to the Seller, save for a payment to the Seller under clause 9 or Schedule 15 or Schedule 18) into charge to Tax or if any such sum is otherwise chargeable to Tax (including where such Tax would have arisen but for the utilisation of any Relief in respect of such liability), then the payer shall pay such additional amount as will ensure that the total amount paid, less the Tax chargeable on such amount (or which would be chargeable in the absence of the availability of any Relief), is equal to the amount that would otherwise be payable under this Agreement in the absence of any such deductions for Taxation.

(d)

To the extent that any deduction, withholding or Tax in respect of which an additional amount has been paid under clauses 22.17(b) or 22.17(c) above results in the payee obtaining and utilising a Relief so as to reduce an actual amount of Tax payable, the payee shall pay to the payer, within ten (10) Business Days of obtaining the benefit of the Relief, an amount which the payee determines (acting reasonably) will leave it in the same after-Tax position as it would have been in had the further sums paid under clauses 22.17(b) or 22.17(c) above not been required to be made by the payor.

(e)

Clauses 22.17(b) and 22.17(c) above shall not apply to the extent that the deduction, withholding or Tax would not have arisen but for an assignment by the payee of any of its rights under this Agreement (but only to the extent that the deductions, withholdings or Tax liabilities are greater than the deductions, withholdings or Tax liabilities which would have arisen had no such assignment taken place).

(f)	Any amount payable by the Parties under this Agreement shall, so far as possible, be deemed to be an adjustment to the Consideration.

(g)

If a Party fails to make a payment when due under the terms of this Agreement, it shall pay interest on that sum from and including the due date for payment up to and including the date of actual payment at an annual rate of [***] per cent. ([***]%) above the lending rate from time to time of the Bank of England, such interest to accrue on a daily basis.

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23.	Governing law and submission to jurisdiction

23.1	Governing law

The construction, validity and performance of this Agreement and all non-contractual obligations arising from or connected with this Agreement shall be governed by the laws of England.

23.2	Dispute resolution

(a)

The Parties agree that any dispute arising out of or in connection with this Agreement, including any question regarding its existence, termination or validity (a "Dispute"), shall be finally resolved pursuant to the following provisions of this clause 23.

(b)

Notwithstanding the foregoing, nothing in this clause 23 shall prevent a Party from: (i) seeking from a court of competent jurisdiction an interim order restraining the other Party from doing any act or compelling the other Party to do any act; (ii) taking any action which is necessary to preserve a legal or equitable right or remedy which would otherwise be lost; or (iii) taking any action which is necessary or desirable to secure a preferential position with respect to other creditors.

23.3	Arbitration

(a)

All disputes between the Parties arising under or in connection with this Agreement, including any questions regarding its existence, validity, breach or termination, shall be finally settled under the Rules of Arbitration of the London Court of International Arbitration ("LCIA") in effect at the time of arbitration (the "Rules"). In the event of any conflict between the Rules and this Agreement, the provisions of this Agreement shall prevail.

(b)

The number of arbitrators shall be three (3). The Parties shall each nominate one member to the Tribunal (as defined in the Rules). If either Party fails to make a nomination, the LCIA Court shall appoint the relevant arbitrator without affecting any nomination or confirmation of an arbitrator by the Party. The two (2) arbitrators nominated by the Parties shall within fifteen (15) days of the confirmation of the second arbitrator jointly nominate a third arbitrator to act as presiding arbitrator. If the Party-nominated arbitrators fail to agree, the LCIA Court shall appoint the presiding arbitrator. If this clause 23.3 operates to exclude a Party's right to choose its own arbitrator, each Party irrevocably and unconditionally waives any right to do so.

(c)

The seat, or legal place, of arbitration shall be London, UK. The language to be used in the arbitral proceedings shall be English. Service of any request for arbitration made under this clause 23.3 must be made in accordance with the provisions of clause 22.5 (Notices).

(d)

Each Party agrees: (i) to be joined to any arbitration commenced under this Agreement or any related agreement; (ii) to the consolidation of any two or more arbitrations commenced under this Agreement or any related agreement into a single arbitration; and (iii) that Disputes may be determined in a single arbitration together with disputes arising out of or in connection with any related agreement.

(e)	The Parties agree that the existence and content of the arbitration, and the terms of any order or award made in the arbitration shall, except as may be required by Applicable Laws, be confidential.

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(f)

Each Party retains the right to seek interim, provisional or conservatory measures from the courts of England (and each Party irrevocably submits to the exclusive jurisdiction of the courts of England for these purposes) and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

(g)

Subject to clause 23.3(f) (Arbitration) the Parties expressly waive their rights of recourse to the courts of England or any other court of competent jurisdiction, including their rights under sections 45 and 69 of the Arbitration Act 1996, to determine any points of law arising in the course of, or out of an award made in, any proceedings conducted under this Agreement.

23.4	Governing language

The official text of the Transaction Documents, and to be valid, any certificates, notices, communications and other documents made in connection with the Transaction Documents, shall be in English. In the event of any dispute concerning the construction or interpretation of any Transaction Document, reference shall be made only to the relevant Transaction Document as written in English and not to any translation into any other language. Each of the Parties understands English and is content for all communications relating to this Agreement to be served on it in English.

23.5	No Presumptions

Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof or thereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions. The Parties have shown their acceptance of the terms of this Agreement by executing it at the end of the Schedules on the date first stated above.

23.6	Service of process

Without prejudice to any relevant law, including any other mode of service allowed under any relevant law, the Purchaser hereby irrevocably appoints Dr. Reddy's Laboratories (UK) Limited (FAO: Anup Baheti of 410 Cambridge Science Park Milton Road, Cambridge, England, CB4 0PE) as its agent for service of process (and solely in such capacity) in relation to any proceedings before the courts of England in connection with any Dispute.

[Signature pages to follow the Schedules]

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Execution

Seller

Executed by
HALEON UK ENTERPRISES LIMITED
represented by Timothy Gardner acting as

attorney for and on behalf of Haleon UK

Enterprises Limited, pursuant to a power of

attorney dated 25 June 2024

By:	/s/ Timothy Gardner
Print Name:	Timothy Gardner
Title:	Head of Mergers & Acquisitions

[Project North Star – Signature page to the Sale and Purchase Agreement]

Purchaser

Signed by duly authorised
representatives for and on behalf
of DR. REDDY'S LABORATORIES SA

By:	/s/ Patrick Aghanian
Print Name:	Patrick Aghanian
Title:	Head of Europe

By:	/s/ Sameer Natu
Print Name:	Sameer Natu
Title:	Finance Director

[Project North Star – Signature page to the Sale and Purchase Agreement]